Filed pursuant to Rule 424(b)(2)
Registration No. 333-30048
Prospectus Supplement
(To Prospectus dated September 26, 2002)
$453,210,907

Bay View 2002-LJ-1 Owner Trust

Automobile Receivable Backed Notes

Bay View Securitization Corporation, as seller	Bay View Acceptance Corporation, as servicer

      We are offering the following classes of automobile receivable backed notes by this prospectus supplement and the accompanying prospectus:

	Initial Aggregate				Underwriting
	Principal Balance				Price		Discount
Class of	or Notional			Final	to Public		per
Notes	Principal Amount	Interest Rate		Maturity Date	per Note		Note

A-1	$65,800,000	1.84511%		October 25, 2003	100.0000%		0.30%
A-2	$129,000,000	2.41000%		August 25, 2005	99.9990%		0.30%
A-3	$171,000,000	2.92000%		December 25, 2007	99.9910%		0.30%
A-4	$87,410,907	3.60000	%(1)	May 25, 2011	99.9986%		0.30%
I	$339,622,444 (2)	2.50000%		—	2.7281	%(3)	0.30	% (4)
(Interest Only )

(1)	The interest rate on the Class A-4 notes for each payment date will be equal to its fixed rate per annum as set forth in the table, provided that such interest rate will not exceed the Net WAC Cap (as defined in this prospectus supplement) for any payment date. The policy described in this prospectus supplement will cover interest payments on the Class A-4 notes only to the extent of the Net WAC Cap.
(2)	Initial notional principal amount. The Class I notes are interest only securities and will not be entitled to receive distributions of principal. The notional principal amount of the Class I notes will be reduced as described in this prospectus supplement.
(3)	As a percentage of initial notional principal amount.
(4)	As a percentage of the price to public.

     The total price to the public is $462,458,243. The total underwriting discount is $1,387,428. The total proceeds to the trust, including accrued interest on the notes, are $462,660,937.

      You should carefully consider the factors set forth under “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 7 in the prospectus.

      The notes represent interests of the Bay View 2002-LJ-1 Owner Trust only and do not represent obligations of or interests in Bay View Securitization Corporation, Bay View Acceptance Corporation, Deutsche Bank Trust Company Americas, UBS Warburg, any of their affiliates or any governmental agency.

      This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UBS Warburg

The date of this prospectus supplement is September 26, 2002.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in the following documents:

     (1) this prospectus supplement, which describes the specific terms of your notes; and

     (2) the accompanying prospectus, which provides general information, some of which may not apply to the notes.

     If the description of the notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Principal Terms” beginning on page S-52 in this prospectus supplement and under the caption “Index of Principal Terms” beginning on page 57 in the accompanying prospectus.

     In this prospectus supplement and the accompanying prospectus, “we” refers to the seller, Bay View Securitization Corporation, and “you” refers to any prospective investor in the notes.

ii

SUMMARY OF TERMS
Issuer
Seller
Servicer
Back-up Servicer and Standby Servicer
Spread Account Depositor
Indenture Trustee
Owner Trustee
Collateral Agent
Cut-off Date
Closing Date
The Notes
Payment Date
Interest on the Class A Notes
Note Principal
The Class I Notes
Class I Notional Principal Amount
The Certificate
The Trust Assets
Spread Account
The Policy
Insurer
Legal Investment
Indenture Default; Control by the Insurer and Noteholders
Optional Redemption
Book-Entry Registration
Tax Status
Ratings
ERISA Considerations
RISK FACTORS
You May Not be Able to Resell the Notes
The Notes Are Obligations of the Trust Only and are Not Guaranteed by any Other Party
Prepayments May Reduce the Yield on the Class A-4 Notes
Prepayments May Reduce the Yield on the Class I Notes
You May Incur a Loss if there is a Default Under the Policy
Some Notes are More at Risk than Others if There are Losses on the Automobile Receivables
The Insolvency of BVAC or its Affiliates Could Reduce Payments to You
Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies
A Change in the Note Ratings May Adversely Affect the Notes
Geographic Concentrations of the Automobile Receivables May Increase the Losses Realized by the Trust
The Liquidation of BVCC Could Adversely Impact the Holders of the Notes
There Are Risks Associated with Servicing Transfers
BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES
LIQUIDATION OF BAY VIEW CAPITAL CORPORATION
Overview
Impact of the Liquidation on BVAC and its Affiliates
BACK-UP SERVICER AND STANDBY SERVICER
SERVICING COMPENSATION AND PAYMENT OF EXPENSES
FORMATION OF THE TRUST
THE AUTOMOBILE RECEIVABLES POOL
General
Composition of the Automobile Receivables by Financed Vehicle Type as of August 31, 2002
Distribution of the Automobile Receivables by Remaining Term to Stated Maturity as of August 31, 2002
Geographic Distribution of the Automobile Receivables as of August 31, 2002
Distribution of the Automobile Receivables by Financed Vehicle Model Year as of August 31, 2002
Distribution of the Automobile Receivables by Contract Rate as of August 31, 2002
FICO Scores of Automobile Receivables at Origination
Delinquency and Net Credit Losses
Credit Loss Experience
YIELD AND PREPAYMENT CONSIDERATIONS
General
The Class I Notes
THE NOTES
Sale and Assignment of Automobile Receivables
Accounts
Advances
Payments on the Notes
The Class I Notes — Calculation of Notional Principal Amount
Planned Notional Principal Amount Schedule
Class I Yield Considerations
Distributions on the Certificate
The Policy
Indenture Events of Default
Rights Upon Indenture Event of Default
Insurer Default
Rights of the Insurer upon Servicer Default, Amendment or Waiver
THE INSURER
General
Reinsurance
Ratings
Capitalization
Incorporation of Certain Documents by Reference
Insurance Regulation
REPORTS TO NOTEHOLDERS
FEDERAL INCOME TAX CONSEQUENCES
Discount and Premium
Gain or Loss on Disposition
Backup Withholding and Information Reporting
Withholding Regulations Effective January 1, 2001
State and Local Taxation
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL OPINIONS
EXPERTS
INDEX OF PRINCIPAL TERMS
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT
SUMMARY OF TERMS
Issuer
Depositor
Servicer
Trustee
Indenture Trustee
The Notes
The Certificates
Strip Securities
Book Entry Securities
Prepayment of Securities due to Purchase
The Trust Property
Pre-Funded Receivables
Credit Enhancement
Transfer and Servicing Agreements
Repurchase of Receivables by BVAC or the Servicer
Tax Considerations
ERISA Considerations
Ratings
Certain Legal Aspects of Receivables; Repurchase Obligations
RISK FACTORS
If the Trust Does Not Have a Perfected Security Interest in a Financed Vehicle, It May Not be Able to Collect on the Receivable
If a Receivables Transfer is Not a Sale, the Insolvency of BVAC or its Affiliates Could Reduce Payments to You
BVAC and its Affiliates Have Limited Obligations to Make Payments to the Trusts
Each Trust Will Have Limited Assets
Payments on Some Securities May Be Subordinated to Payments on Other Securities
Rapid Prepayments May Reduce Your Anticipated Yield
Indirect Exercise of Rights due to Book-Entry Registration
Pre-Funding May Reduce Your Anticipated Yield
Transfer of servicing may delay payments to you
Securityholders have no recourse against the depositor, the servicer, the trustee or the underwriters for losses
Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities
State laws and other factors may limit the collection of payments on the automobile receivables and repossession of the vehicles
Loans that fail to comply with consumer protection laws may result in losses on your investment
Commingling of funds with the servicer’s funds may result in reduced or delayed payments to you
Losses and delinquencies on the receivables may differ from BVAC’s historical loss and delinquency levels
Used vehicles included in the receivables pool may incur higher losses than new automobiles
There may be deviations in characteristics of the receivables pool if subsequent receivables are purchased by the trust
Defaulted receivables may result in a delay in payments to securityholders and a loss of your investment
Inadequate insurance on vehicles may cause you losses on your investment
Limitations on interest payments and repossessions may cause losses on your investment
THE TRUSTS
The Owner Trustee and the Indenture Trustee
THE RECEIVABLES POOL
General
Underwriting Procedures
Allocation of Payments
Delinquencies, Repossessions and Net Losses
WEIGHTED AVERAGE LIFE OF THE SECURITIES
POOL FACTORS AND OTHER POOL INFORMATION
USE OF PROCEEDS
BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES
DESCRIPTION OF THE SECURITIES
General
Payments of Principal and Interest
Book-Entry Registration
Definitive Securities
Statements to Securityholders
List of Securityholders
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
Sale and Assignment of Receivables
Sale and Assignment of Subsequent Receivables
Accounts
Servicing Procedures
Collections
Advances
Servicing Compensation and Payment of Expenses
Payments and Distributions
Credit Enhancement
Evidence of Compliance
Certain Matters Regarding the Servicer
Servicer Defaults
Rights Upon Servicer Default
Waiver of Past Defaults
Amendment
Termination
THE INDENTURE
Default under the Indenture
Certain Covenants
Satisfaction and Discharge of Indenture
Modification of Indenture
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
Security Interest in Vehicles
Repossession
Notice of Sale; Redemption Rights; Disposition of Collateral
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Other Limitations
Bankruptcy Matters
FEDERAL INCOME TAX CONSEQUENCES
FASITs
TRUSTS TREATED AS PARTNERSHIPS
Tax Characterization of the Trust as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
TRUSTS TREATED AS GRANTOR TRUSTS
Tax Characterization of Grantor Trusts
ERISA CONSIDERATIONS
Underwriter Exemptions
Other Exemptions
Consultation with Counsel
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INDEX OF PRINCIPAL TERMS

iii

BACK-UP SERVICER AND STANDBY SERVICER	S-18

SERVICING COMPENSATION AND PAYMENT OF EXPENSES	S-18

FORMATION OF THE TRUST	S-19

THE AUTOMOBILE RECEIVABLES POOL	S-20
General	S-20
Composition of the Automobile Receivables by Financed Vehicle Type as of August 31, 2002	S-21
Distribution of the Automobile Receivables by Remaining Term to Stated Maturity as of August 31, 2002	S-22
Geographic Distribution of the Automobile Receivables as of August 31, 2002	S-22
Distribution of the Automobile Receivables by Financed Vehicle Model Year as of August 31, 2002	S-23
Distribution of the Automobile Receivables by Contract Rate as of August 31, 2002	S-23
FICO Scores of Automobile Receivables at Origination	S-24
Delinquency and Net Credit Losses	S-25

YIELD AND PREPAYMENT CONSIDERATIONS	S-27
General	S-27
The Class I Notes	S-27

THE NOTES	S-28
Sale and Assignment of Automobile Receivables	S-28
Accounts	S-28
Advances	S-29
Payments on the Notes	S-29
The Class I Notes — Calculation of Notional Principal Amount	S-36
Class I Yield Considerations	S-38
Distributions on the Certificate	S-39
The Policy	S-40
Indenture Events of Default	S-41
Rights Upon Indenture Event of Default	S-43
Insurer Default	S-44
Rights of the Insurer upon Servicer Default, Amendment or Waiver	S-44

THE INSURER	S-44
General	S-44
Reinsurance	S-45
Ratings	S-45
Capitalization	S-46
Incorporation of Certain Documents by Reference	S-46
Insurance Regulation	S-47

REPORTS TO NOTEHOLDERS	S-47

FEDERAL INCOME TAX CONSEQUENCES	S-47
General	S-47
Discount and Premium	S-48
Gain or Loss on Disposition	S-48
Backup Withholding and Information Reporting	S-49
Withholding Regulations Effective January 1, 2001	S-49
State and Local Taxation	S-49

ERISA CONSIDERATIONS	S-49

UNDERWRITING	S-50

iv

LEGAL OPINIONS	S-51

EXPERTS	S-51

INDEX OF PRINCIPAL TERMS	S-52

 v

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

•	The definitions of capitalized terms used in this prospectus supplement can be found on the pages indicated in the “Index of Principal Terms” on page S-52 in this prospectus supplement or on page 57 of the accompanying prospectus.

Issuer

The Bay View 2002-LJ-1 Owner Trust, a special purpose bankruptcy remote Delaware statutory trust (the “trust”), will issue the notes described in this prospectus supplement.

Seller

     Bay View Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust. The seller is a wholly-owned subsidiary of Bay View Capital Corporation (“BVCC”).

Servicer

     Bay View Acceptance Corporation (“BVAC”) will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the automobile receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services. See “Servicing Compensation and Payment of Expenses” in this prospectus supplement. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the “Bank”), which is a wholly-owned subsidiary of BVCC. BVCC has adopted a plan of liquidation and stockholder liquidity pursuant to which both BVCC and the Bank are expected to be liquidated. See “Bay View Acceptance Corporation and Affiliates” and “Liquidation of Bay View Capital Corporation” in this prospectus supplement.

Back-up Servicer and Standby Servicer

     Because of the uncertainty surrounding the BVCC liquidation process, Systems & Services Technologies, Inc. (“SST”) has agreed to serve as standby servicer, and Deutsche Bank Trust Company Americas has agreed to act as back-up servicer. Unless and until BVAC, as servicer, is terminated or resigns, it is expected that neither the back-up servicer nor the standby servicer will be responsible for the servicing and administration of the automobile receivables, and the standby servicer and back-up servicer will have only limited responsibilities. If the servicer is terminated or resigns, it is expected that the standby servicer will assume the role of servicer. If SST is terminated or resigns, it is expected that the back-up servicer, acting solely through an agent, will assume the role of servicer. The term “servicer” in this prospectus supplement refers to whichever entity is then responsible for the servicing and administration of the automobile receivables.

Spread Account Depositor

     Bay View Automobile Receivables Funding Trust, a special purpose bankruptcy remote Delaware statutory trust, all of the ownership interests in which are owned by the seller (the “spread account depositor”), will establish the spread account with the collateral agent for the benefit of the indenture trustee, on behalf of the noteholders, and the insurer.

Indenture Trustee

     Deutsche Bank Trust Company Americas will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

     Wilmington Trust Company will serve as the owner trustee under the terms of a trust and servicing agreement among the seller, the servicer and the owner trustee.

Collateral Agent

     Deutsche Bank Trust Company Americas will serve as collateral agent under a spread account agreement with the spread account depositor.

Cut-off Date

     August 31, 2002. The trust will be entitled to receive payments received with respect to the automobile receivables after this date. This is also the date used for preparing the statistical information used in this prospectus supplement.

Closing Date

     The closing date will be on or about September 30, 2002.

The Notes

     On the closing date, the trust will issue the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class I notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in this prospectus supplement. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes (or in, the case of the Class I notes, notional principal amount) are as follows:

Initial Note
Balance or
Notional
Principal
Interest Rate	Amount

Class A-1 notes 1.84511% per annum	$65,800,000
Class A-2 notes 2.41% per annum	$129,000,000
Class A-3 notes 2.92% per annum	$171,000,000
Class A-4 notes 3.60% per annum	$87,410,907 (1)
Class I notes 2.50% per annum	$339,622,444 (2)

(1)	For any payment date, the interest rate on the Class A-4 notes will be equal to the lesser of (1) the fixed interest rate of 3.60% or (2) a variable interest rate, the Net WAC Cap, equal to the per annum weighted average contract rate of the automobile receivables based on their respective principal balances as of the beginning of the related collection period (prior to giving effect to all collections of principal made during such collection period or writedowns due to losses) minus the sum of (x) the per annum rate used to calculate the premium paid to the insurer and the per annum rates used to calculate the monthly servicing fee, standby servicing fee, indenture trustee fee and owner trustee fee and (y) (i) the interest due on the Class I notes times twelve divided by (ii) the outstanding principal balance of the automobile receivables.

(2)	Initial notional principal amount.

See “Risk Factors — Prepayments May Reduce the Yield on the Class A-4 Notes” , “— Prepayments May Reduce the Yield on the Class I Notes and “The Notes” in this prospectus supplement.

Payment Date

The trust will be required to pay interest and principal on the notes on the twenty-fifth day of each month or, if such day is not a business day, on the next business day. The payments will begin on October 25, 2002 and will be made to holders of record of the notes as of the record date, which will be the last day of the collection period before the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs. See “The Notes — Payments on the Notes” in this prospectus supplement and “Description of the Securities — Definitive Securities” in the accompanying prospectus.

Interest on the Class A Notes

Interest on the Class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See “Yield and Prepayment Considerations” and “The Notes — Payments on the Notes” in this prospectus supplement.

Class A-1 Monthly Interest. Generally, the amount of monthly interest payable to the Class A-1 noteholders on each payment date is the product of:

(1)	1/360th of the interest rate for the Class A-1 notes;

(2)	the actual number of days from the previous payment date through the day before the related payment date or, in the case of the first payment date, from the closing date through the day before the related payment date; and

(3)	the aggregate outstanding principal balance of the Class A-1 notes on the preceding payment date (after giving effect to any payments to noteholders of Monthly Principal on such date) or, in the case of the first payment date, the closing date.

Monthly Interest for Other Class A Notes. Generally, the amount of monthly interest payable to the holders of each other class of Class A notes on each payment date is the product of:

(1)	one-twelfth of the interest rate applicable to such class of notes; and

(2)	the aggregate outstanding principal balance of such class of notes on the preceding payment date (after giving effect to any payments to noteholders of Monthly Principal on such date) or, in the case of the first payment date, the closing date.

     As noted above, for each payment date, the interest rate on the Class A-4 notes will be equal to the lesser of the fixed interest rate of 3.60% or the Net WAC Cap.

Note Principal

The trust will distribute principal on each payment date to the Class A noteholders of record as of the record date. The Class I noteholders will not be entitled to distributions of principal. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the automobile receivables pool during the preceding calendar month. See “The Notes — Payments on the Notes” in this prospectus supplement.

Generally, principal will be distributed to the Class A noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the Class A-1 notes and ending with the Class A-4 notes. For example, no principal will be distributed to the Class A-2 noteholders until the outstanding principal balance of the Class A-1 notes has been reduced to zero. See “Risk Factors — Some Notes are More at Risk Than Others if There are Losses on the Automobile Receivables” in this prospectus supplement.

The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

Final Maturity Date

Class A-1 notes	October 25, 2003
Class A-2 notes	August 25, 2005
Class A-3 notes	December 25, 2007
Class A-4 notes	May 25, 2011

Since the rate of payment of principal of each class of Class A notes depends greatly upon the rate of payment of principal on the automobile receivables (including voluntary prepayments and principal in respect of charged-off automobile receivables and purchased automobile receivables), the final payment in respect of each class of Class A notes could occur significantly earlier than the respective final maturity dates. See “The Notes — Payments on the Notes” and “Yield and Prepayment Considerations” in this prospectus supplement.

The Class I Notes

The Class I notes are interest only securities which will not receive any principal distributions. The interest rate for the Class I notes is 2.50% per annum. Interest on the Class I notes will accrue on the notional principal amount of the Class I notes at the Class I interest rate. The notional principal amount represents a designated notional principal component of the automobile receivables. The notional principal amount will be $339,622,444 as of the closing date and will be reduced on each payment date as described below.

Interest on the Class I notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Generally, the amount of interest distributable to Class I noteholders on each payment date is the product of one-twelfth of the Class I interest rate and the notional principal amount of the Class I notes as of the preceding payment date (after giving effect to any reduction of the notional principal amount on such payment date) or, in the case of the first payment date, the closing date. Such amount will also be determined by assuming that the month in which the closing date occurs has 30 days. Class I noteholders will not be entitled to any payments after the notional principal amount has been reduced to zero.

Class I Notional Principal Amount

The Class I notes are interest only securities based upon a planned amortization of the notional principal amount of the Class I notes. We intend this amortization feature to reduce the uncertainty to Class I noteholders caused by prepayments on the automobile receivables. We base the reduction in the notional principal amount on an expected principal paydown schedule rather than on the reduction in the actual principal balances of the automobile receivables. We expect the interest payments on the Class I notes to come from the excess of interest earned on the automobile receivables over distributions of monthly interest due on the Class A notes and the payment of the monthly servicing fee and the monthly standby servicing fee. We divided the aggregate Class A note balance into two notional principal components, the “PAC Component” and the “Companion Component,” for purposes of calculating the notional principal amount. The sum of the PAC Component and the Companion Component at any time will equal the then unpaid principal balance of the Class A notes at such time. The notional principal amount of the Class I notes will equal the principal balance of the PAC Component at all times as such amount is calculated using the allocations of principal payments described below.

The indenture sets forth the planned schedule for the amortization of the notional principal amount (the “Planned Notional Principal Amount Schedule”) and we provide this schedule to you in this prospectus supplement under “The Notes — The Class I Notes — Calculation of Notional Principal Amount.”

On each payment date, the amount of monthly principal allocated to Class A noteholders will determine the reduction in the notional principal amount as follows:

(1)	to the PAC Component in an amount up to the amount necessary to reduce this amount to the amount specified in the Planned Notional Principal Amount Schedule for such payment date;

(2)	to the Companion Component, until this amount is reduced to zero; and

(3)	to the PAC Component, without regard to the planned notional principal amount until reduced to zero.

The notional principal amount of the Class I notes will be the same amount as the outstanding amount of the PAC Component and will decline as the PAC Component declines.

The Planned Notional Principal Amount Schedule is based on the assumption that the automobile receivables prepay at a constant prepayment rate between 1.60% and 2.50% ABS (which is an assumed constant rate of prepayments used in the ABS prepayment model set forth in this prospectus supplement). The yield to maturity of the Class I notes will be sensitive to the rate and timing of principal payments (including prepayments) on the automobile receivables and may fluctuate significantly during the actual term of the Class I notes. If the automobile receivables prepay at a constant rate within the range of 1.60% to 2.50% ABS, the PAC Component (and the notional principal amount of the Class I notes) will decline according to the Planned Notional Principal Amount Schedule. If the automobile receivables prepay at a constant rate higher than 2.50% ABS, the yield on the Class I notes will be reduced because (1) the amount of the Companion Component will be reduced to zero more quickly than scheduled and (2) the amount of the PAC Component (and the notional principal amount) will decline more quickly than provided in the Planned Notional Principal Amount Schedule. A rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I notes.

The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described in this prospectus supplement under “The Notes — Class I Yield Considerations.” You should fully consider the risks associated with owning Class I notes, including the risk that a rapid rate of prepayments could prevent you from recovering your initial investment in the Class I notes. See “Risk Factors — Prepayments May Reduce the Yield on the Class I Notes” and “Yield and Prepayment Considerations — The Class I Notes” in this prospectus supplement. If an event of default occurs under the indenture and the insurer has accelerated the payment of amounts due on the notes, the insurer will from and after such date guarantee the continued payment of monthly interest to the Class I noteholders based on the Planned Notional Principal Amount Schedule for all remaining payment dates included in that schedule. See “The Notes— Rights Upon an Indenture Event of Default” in this prospectus supplement.

The Certificate

In addition to the notes, the trust will issue a certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and the right to receive certain cash flows in accordance with the priorities described in this prospectus supplement under “The Notes — Payments on the Notes — Payments” and the right to receive certain amounts released from the spread account. Distributions with respect to the certificate, in addition to being subordinate to payment of amounts due and payable in respect of the notes, are also subordinate to payment in full of amounts due to the insurer and to the funding requirements of the spread account. The certificate will initially be issued to the spread account depositor at the direction of the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

     The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

•	a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states and territories of the United States of America, secured by new and used automobiles, light-duty trucks, recreational vehicles, sport utility vehicles and vans;

•	certain monies (including accrued interest) due or received in respect of the automobile receivables after the cut-off date;

•	security interests in the related vehicles financed through the automobile receivables;

•	all amounts and property from time to time held in or credited to any of the trust accounts and the lock-box account established by the servicer (to the extent the amounts and property in the lock-box account relate to the automobile receivables);

•	any proceeds from claims and other amounts relating to insurance policies and other items financed under the automobile receivables or otherwise covering an obligor or a financed vehicle;

•	any proceeds from the liquidation of the automobile receivables or financed vehicles;

•	all property (including the right to receive future liquidation proceeds) that secures a receivable and that has been acquired by or on behalf of the trust pursuant to the liquidation of the receivable;

•	the trust and servicing agreement and the purchase agreement to the extent each relates to the automobile receivables, or the receivable files or the financed vehicles, including the right of the seller to cause the originator to repurchase the automobile receivables and/or to obtain indemnification for third party claims;

•	all amounts received in respect of recourse rights against the dealers who originated the automobile receivables and any successor dealers;

•	the receivable files and all other documents that the seller or the servicer keeps on file in accordance with its customary procedures relating to the automobile receivables or the obligors or financed vehicles; and

•	the proceeds of any and all of the foregoing.

     The automobile receivables arise from:

(1)	motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank or

(2)	motor vehicle loan contracts that were solicited by dealers for origination by BVAC, or the Bank.

On or before the closing date, the Bank will transfer any and all rights and interests it has in the automobile receivables to BVAC, and BVAC will sell all the automobile receivables, if any, to be included in the trust to the seller. The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See “Formation of the Trust” in this prospectus supplement.

Payment of the amount due to the registered lienholder under each receivable is secured by a first priority perfected security interest in the related financed vehicle. BVAC (or its predecessor, Bay View Credit), the Bank (or its predecessor, Bay View Federal Bank) a “doing-business-as” variant of the Bay View name is or will be the registered lienholder (the “Named Lienholders”) on the certificate of title of each of the financed vehicles.

The automobile receivables were selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the trust and servicing agreement and described in this prospectus supplement under “The Automobile Receivables Pools,” and “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying prospectus. It is expected that on the closing date, the automobile receivables secured by recreational vehicles, representing 0.02% of the aggregate pool balance, will not be in conformity with the criteria and the seller will incur an obligation to repurchase from the trust, and BVAC will incur an obligation to repurchase from the seller, the related automobile receivables. See “Risk Factors — Prepayments May Reduce the Yield on the Class A-4 Notes,” “— Prepayments May Reduce the Yield on the Class I Notes” and “Yield and Prepayment Considerations” in this prospectus supplement. The underwriting procedures and standards employed with respect to the automobile receivables are described under “The Receivables Pool — Underwriting Procedures” in the accompanying prospectus.

Spread Account

On the closing date, the spread account depositor will establish a separate collateral account (the “spread account”) with the collateral agent pursuant to a spread account agreement. The spread account will not be property of the trust, but will be held by the collateral agent for the benefit of the indenture trustee, on behalf of the noteholders, and the insurer. Amounts, if any, in the spread account in excess of the required amount under the spread account agreement will be distributed in accordance with the spread account agreement as described in this prospectus supplement under “The Notes — Accounts — Spread Account.” The amount required to be on deposit in the spread account may increase or decrease without the consent of the noteholders and there can be no assurance that the amounts on deposit in the spread account will reach the required amount or be available to make payments with respect to the notes. In addition, certain excess amounts on deposit in the spread account may be used to make payments on other securities issued by affiliates of BVAC in the future that are insured by Financial Security Assurance, Inc. Consequently, although under certain circumstances described in this prospectus supplement, funds in the spread account, to the extent available, may be used to make payments on the notes, the noteholders should not rely on amounts on deposit in or to be deposited to the spread account as a source of repayment of the notes.

The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

(1)	payments received from obligors in respect of the automobile receivables (net of any amount required to be deposited to the payahead account in respect of precomputed automobile receivables);

(2)	any net withdrawal from the payahead account in respect of precomputed automobile receivables;

(3)	interest earned on funds on deposit in the collection account and the payahead account;

(4)	liquidation proceeds received in respect of automobile receivables;

(5)	advances received from the servicer in respect of interest on certain delinquent automobile receivables;

(6)	amounts received in respect of required repurchases or purchases of automobile receivables by BVAC or the servicer and any related indemnity payments;

(7)	proceeds from any insurance policies related to the automobile receivables or the financed vehicles; and

(8)	recoveries with respect to charged-off automobile receivables.

The spread account will hold the excess, if any, of the collections on the automobile receivables over the amounts which the trust is required to pay to the noteholders, the servicer, the standby servicer and the insurer up to the amount required to be maintained pursuant to the spread account agreement.

The indenture trustee will withdraw funds from the spread account (up to the amount on deposit therein on any payment date to the extent provided in the spread account agreement) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay the required payments of interest to the Class A noteholders and Class I noteholders on such date, and if such date is a final maturity date with respect to a particular class of Class A notes, the outstanding principal balance due to the holders of such class of Class A notes.

If the amount on deposit in the spread account is zero and there is a default under the policy, any remaining losses on the automobile receivables will be borne directly by the Class A noteholders pro rata (to the extent of the outstanding class or classes of Class A notes at such time) and the Class I noteholders. With respect to the Class I notes, such remaining losses will be allocated pro rata between the PAC Component and the Companion Component. See “Risk Factors — You May Incur a Loss if there is a Default Under the Policy,” “The Notes — Accounts” and “— Payments on the Notes” in this prospectus supplement.

The Policy

The seller will obtain and deliver to the indenture trustee for the benefit of the noteholders an unconditional and irrevocable insurance policy from Financial Security Assurance, Inc. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest on the Class A and Class I notes (subject to the Net WAC Cap on the Class A-4 notes) and the ultimate payment of principal on the Class A notes on their respective final maturity dates.

In addition, the policy will cover any amount paid or required to be paid by the trust to the Class A and Class I noteholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the seller under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. No payments made under the policy will be applied to the payment of servicing or trustee fees, expenses, costs or outstanding advances. See “The Notes — The Policy” in this prospectus supplement.

Insurer

Financial Security Assurance, Inc. is a New York monoline insurance company and will be the insurer of the notes. Financial Security will issue a note policy which will guarantee the timely payment of monthly interest on each payment date (subject to the Net WAC Cap on the Class A-4 notes) and the ultimate payment of principal on the Class A notes on their respective final maturity dates under the terms of the policy. See “The Insurer” in this prospectus supplement.

Legal Investment

No representations are made as to the proper characterization of the notes for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the notes) may adversely affect the liquidity of the notes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes will constitute legal investments for them or are subject to investment, capital, or other restrictions.

In addition, and without any limitation of the foregoing, it is believed that the Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended; however, independent verification of such eligibility has not been sought and investors in the Class A-1 notes should consult with their own legal advisors in determining whether the Class A-1 notes will constitute legal investments for them under Rule 2a-7.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy and the policy has not expired in accordance with its terms, the insurer may declare the indenture default and control the remedy. If an indenture default occurs and the insurer is in default under the policy or the policy has expired in accordance with its terms, the noteholders holding notes evidencing at least two-thirds of the voting rights of the outstanding notes may declare the indenture default and control the remedy. Only the holders of the Class A notes will have voting rights.

The party that controls the remedy may give notice of acceleration, accelerate the payment of principal in respect of the Class A notes and interest accrued on the Class A and Class I notes and declare the principal of the Class A notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. The rights and remedies are further described under “The Notes — Rights upon Indenture Event of Default” in this prospectus supplement. See also “Risk Factors — Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies” in this prospectus supplement.

Optional Redemption

The servicer has the right to purchase all of the automobile receivables as of the last day of any collection period on which (1) the aggregate balance of the automobile receivables on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate balance of the automobile receivables and (2) the notional principal amount of the Class I notes is zero (or will be reduced to zero on or before the related payment date). We will redeem the notes as a result of such a purchase of the automobile receivables.

The purchase price for the automobile receivables will be equal to the fair market value of the automobile receivables; provided that such amount may not be less than the sum of:

(1)	100% of the aggregate outstanding principal balances of the Class A notes,

(2)	accrued and unpaid interest on the outstanding principal balances of the notes (or, with respect to Class I notes, the outstanding notional balance, if any) at the related note interest rate through the end of the related collection period, and

(3)	any amounts due the insurer, the servicer, the back-up servicer, the standby servicer, the collateral agent, the indenture trustee and the owner trustee.

Book-Entry Registration

Persons acquiring beneficial ownership interests in the Class A and Class I notes will hold their interests in the Class A and Class I notes through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or the Euroclear System in Europe. See “Book-Entry Registration” in Annex A to this prospectus supplement and “Description of the Securities — Book-Entry Registration” in the accompanying prospectus.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes,

•	the Class A and Class I notes will be characterized as debt, and

•	the trust will not be treated as an association taxable as a corporation or as a “publicly traded partnership” taxable as a corporation.

The seller, the trust, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., as follows:

Rating

	Moody's	S&P

Class A-1 notes	P-1	A-1+
Class A-2 notes	AAA	AAA
Class A-3 notes	AAA	AAA
Class A-4 notes	AAA	AAA
Class I notes	AAA	AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See “Risk Factors — A Change in the Note Ratings May Adversely Affect the Notes” in this prospectus supplement.

ERISA Considerations

The notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Any benefit plan fiduciary considering the purchase of the notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

     You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not be Able to Resell the Notes	There is currently no secondary market for the notes. The underwriter intends to make a market to enable resale of the notes, but is not obligated to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

The Notes Are Obligations of the Trust Only and are Not Guaranteed by any Other Party	The notes are obligations of the trust only and do not represent an interest in or obligation of the seller, BVAC, any of their affiliates or any other party or governmental body. Except for the policy, the notes have not been insured or guaranteed by any party or governmental body. Additionally, as described in this prospectus supplement, the spread account will not be property of the trust and noteholders should not rely on amounts on deposit in the spread account as a source of repayment of, or in evaluating the likelihood of payment on, the notes. See “The Notes — Payments on the Notes,” “— The Policy” and “— Accounts — Spread Account" in this prospectus supplement.

Prepayments May Reduce the Yield on the Class A-4 Notes	For any payment date, the interest rate on the Class A-4 notes will be equal to the lesser of (1) the fixed interest rate of 3.60% or (2) a variable interest rate, the Net WAC Cap, equal to the per annum weighted average contract rate of the automobile receivables based on their respective principal balances as of the beginning of the related collection period (prior to giving effect to all collections of principal made during such collection period or writedowns due to losses) minus the sum of (x) the per annum rate used to calculate the premium paid to the insurer and the per annum rates used to calculate the monthly servicing fee, standby servicing fee, indenture trustee fee and owner trustee fee and (y) (i) the interest due on the Class I notes times twelve divided by (ii) the outstanding principal balance of the automobile receivables. If automobile receivables with a higher contract rate prepay (either voluntarily or involuntarily), the per annum weighted average contract rate for the remaining automobile receivables will be reduced. To the extent such reduction in the weighted average coupon rate of the automobile receivables results in a Net WAC Cap which is less than 3.60%, the yield to maturity of the Class A-4 notes will be reduced. The policy will not cover such reduction as a result of the application of interest payable on the Class A-4 notes. As noted in this prospectus supplement under “Yield and Prepayment Considerations,” it is expected that on the closing date, the automobile receivables secured by recreational vehicles, representing 0.02% of the aggregate pool balance as of August 31, 2002, will be repurchased by seller from the trust. The repurchase of these automobile receivables (or any other automobile receivables) will have the same effect on noteholders as would prepayment of these receivables. You should fully consider the risks associated with owning the Class A-4 notes, including the risk that a rapid rate of prepayments of automobile receivables with a higher contract rate could prevent you from receiving the stated fixed interest rate.

Prepayments May Reduce the Yield on the Class I Notes	If the automobile receivables prepay at a constant rate within the range of 1.60% to 2.50% ABS assumed in preparing the Planned Notional Principal Amount Schedule, the notional principal amount will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the automobile receivables prepay (either voluntarily or involuntarily) at a constant rate higher than 2.50% ABS, the notional principal amount will be reduced more quickly than provided in the Planned Notional Principal Amount Scheduled and will reduce the yield of the Class I notes. A rapid rate of principal prepayments will have a material negative effect on the yield to maturity of the Class I notes. As noted in this prospectus supplement under “Yield and Prepayment Considerations,” it is expected that on the closing date, the automobile receivables secured by recreational vehicles, representing 0.02% of the aggregate pool balance as of August 31, 2002, will be repurchased by seller from the trust. The repurchase of these automobile receivables (or any other automobile receivables) will have the same effect on noteholders as would prepayment of these receivables. You should fully consider the risks associated with owning Class I notes, including the risk that a rapid rate of prepayments could prevent you from recovering your initial investment in the Class I notes. See “Yield and Prepayment Considerations — The Class I Notes” in this prospectus supplement.

You May Incur a Loss if there is a Default Under the Policy	If the spread account is reduced to zero and the insurer fails to make a required payment under the policy, the trust will depend solely on payments on and proceeds from the automobile receivables to make payments on the notes. If the insurer fails to make a payment required under the policy to the trust when due for any reason, such failure will constitute an insurer default under the policy.

If the trust does not have sufficient funds to fully make the required payments to noteholders on a payment date during a default by the insurer, payments on the notes on such payment date will generally be reduced in the following order:

1. Class A monthly principal, pro rata, and

2. Class A and Class I monthly interest, pro rata.

In addition, any such losses will be allocated pro rata between the PAC Component and the Companion Component and therefore will result in a reduction of the Class I principal notional amount. You may not recover the shortfall in your payment from subsequent collections on the automobile receivables or from the insurer. See “The Automobile Receivables Pool — Delinquency and Net Credit Losses” and “The Notes — Accounts,” “— Payments on the Notes” and “— The Policy” in this prospectus supplement.

Some Notes are More at Risk than Others if There are Losses on the Automobile Receivables	Principal will be paid on the Class A notes in alpha-numeric order, beginning with the Class A-1 notes and ending with the Class A-4 notes, with the exceptions noted in this prospectus supplement if an indenture default occurs. Because payments of principal will be applied first to the Class A-1 notes, second to the Class A-2 notes, third to the Class A-3 notes, and finally to the Class A-4 notes, in the event the insurer defaults under the policy after the Class A-1 notes have been fully or partially repaid and before the other classes of notes have been fully repaid because classes of notes which pay principal to noteholders later will be outstanding for a longer period of time, such classes will have greater exposure to potential delinquencies, defaults and losses experienced on the automobile receivables.

The Insolvency of BVAC or its Affiliates Could Reduce Payments to You	BVAC will warrant to the seller in the purchase agreement that the sale of the automobile receivables by BVAC to the seller and by the seller to the trust, are valid sales of the automobile receivables to the seller and to the trust. The benefit of such warranty will be assigned by the seller to the trust in the trust and servicing agreement. However, the interest of the trust could be affected by the insolvency of BVAC or its affiliates as follows: (1) If BVAC or the seller becomes a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or the debtor itself claims that the sale of automobile receivables to the seller or the trust, as applicable, constitutes a pledge of the automobile receivables to secure a loan to such debtor, then delays in payments to Class A and Class I noteholders could occur. If the court rules in favor of any such bankruptcy trustee, creditor or debtor, then reductions in the amounts of such payments could result. (2) If the transfer of automobile receivables to the seller or the trust is treated as a pledge rather than a sale, a tax or government lien on the property of BVAC or the seller arising before the transfer such automobile receivables to the trust may have priority over the trust’s interest in such automobile receivables. However, if the transfers of automobile receivables from BVAC to the seller and from the seller to the trust are treated as sales, the automobile receivables would not be part of BVAC’s or the seller’s bankruptcy estate and would not be available to creditors of BVAC or the seller. In addition, if the FDIC is appointed the receiver or conservator of the Bank, the FDIC could take actions including repudiating or modifying agreements between the Bank and BVAC and/or BVAC and the seller. Such actions by the FDIC could impair or delay the ability of the trust to make payments to Class A and Class I noteholders.

Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies	The insurer is the only party that has the right to declare an indenture default and control the remedy for such default, unless the insurer is in default under the policy or if the policy has expired in accordance with its terms, in which case the Class A noteholders will have such right subject to applicable voting requirements.

If an indenture default occurs, the insurer or, in certain limited circumstances, the requisite number of Class A noteholders, will have the right to accelerate the payment of principal of the Class A notes and interest accrued on the Class A and Class I notes and to direct the indenture trustee as to what course of action to pursue, including to liquidate the trust property and apply any proceeds in accordance with the terms of the indenture. Class I noteholders will have no voting rights; however, should all or part of the trust property be liquidated at the insurer’s direction, the insurer will guarantee the payment of monthly interest to the Class I noteholders based on the Planned Notional Principal Amount Schedule for all remaining payment dates included in that schedule. See “The Notes— Rights Upon Indenture Event of Default” in this prospectus supplement.

Following an indenture default, the indenture trustee and the owner trustee will continue to submit claims under the policy to enable the trust to make payments of interest on the notes each month and payment of principal on the Class A notes on their respective final maturity dates. However, following an indenture default, the insurer, at its sole option, may elect to pay all or any portion of the principal amount of the outstanding Class A notes, plus interest accrued on the Class A and Class I notes.

A Change in the Note Ratings May Adversely Affect the Notes	Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. are the rating agencies rating the notes. The rating for the notes will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. The rating agencies have generally relied upon the existence of the insurer in assigning ratings on the notes. A downgrade, qualification or withdrawal in the rating of the insurer could result in a downgrade, qualification or withdrawal in the rating of the notes. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

Geographic Concentrations of the Automobile Receivables May Increase the Losses Realized by the Trust	As of the cut-off date, based upon billing address information provided to BVAC, the obligors resided in 47 states, the District of Columbia and Puerto Rico, three of which states, California, Illinois and Texas account for approximately 36.65%, 13.24% and 13.40%, respectively, of the aggregate principal balance of the automobile receivables. No other state or territory accounts for more than 10% of the aggregate principal balance of the automobile receivables. Adverse economic conditions in California, Illinois or Texas could adversely affect the delinquency, loan loss or repossession experience of the trust.

The Liquidation of BVCC Could Adversely Impact the Holders of the Notes	As noted in this prospectus supplement under “Liquidation of Bay View Capital Corporation,” the board of directors of BVCC has approved a plan of dissolution and stockholder liquidity, under which BVCC will sell or otherwise dispose of its remaining assets in an orderly manner and collect all additional monies owed to it. It is currently not known at what point in the liquidation process, any change in the ownership, management and structure of BVAC or the seller will occur or the manner in which such change will occur. No assurance can be given that the liquidation process, including the ultimate ownership, management and structure of BVAC and the seller, will not affect the business and operations of these entities in a manner that will adversely impact the holders of the notes.

There Are Risks Associated with Servicing Transfers	Although BVAC has informed us that it has dedicated significant resources to training collection staff, implementing collections procedures and developing data processing and related technologies, if BVAC ceases operations or is removed as servicer, the standby servicer or back-up servicer, acting solely through an agent (or other successor servicer), will assume responsibility for the servicing and administration of the automobile receivables. Servicing transfers generally result in higher delinquency and loss rates, and there is no assurance that higher delinquency and loss rates on the automobile receivables will not result in connection with such a transfer.

Unless and until the servicer is removed or resigns, neither the standby servicer nor the back-up servicer will be responsible for the servicing and administration of the automobile receivables. So long as BVAC remains the servicer, the back-up servicer and standby servicer will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer’s certificate to be furnished by the servicer pursuant to the trust and servicing agreement. Accordingly, it is expected that the trust, and indirectly the noteholders, will depend on BVAC for the servicing and administration of the automobile receivables. See “— The Liquidation of BVCC Could Adversely Impact the Holders of the Notes“above in this prospectus supplement.

The servicer depends on data processing and technology for the performance of its servicing function. Any failure by the servicer to fully address and resolve any servicing, data processing or technological issues that may arise, including any required modifications of existing systems, replacement of such systems or other matters could have a material adverse effect on collection activity with respect to the automobile receivables and payment to the noteholders.

BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

     BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires automobile receivables from over 4,300 manufacturer franchised automobile dealerships in 17 states. BVAC is a Nevada corporation, formerly known as Bay View Financial Corporation (“BVFC”) and was formed in 1989 by BVAC’s parent, the Bank. The Bank is the wholly-owned subsidiary of BVCC. In January 1998, BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of California Thrift & Loan, which was acquired by BVCC in June, 1996. California Thrift & Loan’s primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. BVAC began purchasing and originating automobile receivables in January, 1998.

     For the fiscal years ended December 31, 1999, 2000 and 2001 and the six months ended June 30, 2002, BVAC and/or the other Named Lienholders acquired motor vehicle loans aggregating approximately $480 million, $291 million, $322 million and $169 million, respectively. At June 30, 2002 the servicing portfolio of BVAC (consisting of the principal balance of automobile receivables held to maturity and securitized automobile receivables) totaled approximately $679 million. The seller is a wholly-owned bankruptcy remote subsidiary of BVCC.

     As servicer, BVAC will serve consecutive 90-day terms, which will be automatically terminated unless renewed as directed by the insurer, or if an Insurer Default has occurred and is continuing, which will automatically be renewed unless the requisite number of Class A noteholders vote to remove the servicer. The insurer will agree to renew the term of the servicer for successive 90-day periods unless an event of default under the insurance agreement shall have occurred and be continuing.

LIQUIDATION OF BAY VIEW CAPITAL CORPORATION

Overview

     On July 22, 2002, the Bank executed a definitive agreement with U.S. Bank, N.A. (“U.S. Bank”), a wholly owned subsidiary of U.S. Bancorp, pursuant to which U.S. Bank will purchase the Bank’s deposits, branches and branch and service center operations, as well as approximately $373.0 million of single family, home equity and commercial loans. The Bank also executed a definitive agreement on the same date with Washington Mutual Bank providing for the purchase by Washington Mutual Bank of approximately $1.0 billion of multifamily and commercial real estate loans from the Bank. On August 7, 2002, approximately $911 million of loans were sold pursuant to the agreement with Washington Mutual Bank, with the remaining loans sold later that month.

     The U.S. Bank and Washington Mutual Bank transactions are components of BVCC’s strategic plan to convert its assets to cash and make cash distributions to its stockholders as a return on capital. On August 6, 2002, the Board of Directors of BVCC approved a plan of dissolution and stockholder liquidity, under which BVCC will sell or otherwise dispose of its remaining assets in an orderly manner and collect all additional monies owed to it. BVCC will then pay or make adequate reserves for the payment of all of its liabilities and obligations, including all expenses related to the sale of its assets and the plan of dissolution and stockholder liquidity. BVCC’s board of directors, at its discretion, may also set aside a contingency reserve to pay any claims that may arise against BVCC, whether known or unknown. BVCC will make one or more liquidating distributions to its stockholders, representing the net proceeds of its asset sales.

     The U.S. Bank transaction and the implementation of the plan of dissolution and stockholder liquidity are subject to receipt of regulatory approvals and the approval of the stockholders of BVCC. The U.S. Bank transaction also is contingent upon the Bank arranging additional sources of funding to complete the transaction, as the Bank must pay cash to U.S. Bank in an amount equal to the deposit liabilities of the Bank that U.S. Bank is assuming (approximately $3.0 billion as of June 30, 2002). A special meeting of the stockholders of BVCC to approve the U.S. Bank transaction and the plan of dissolution and stockholder liquidity is scheduled to be held on October 3, 2002. Following consummation of the transaction with U.S. Bank, BVCC’s board of directors will, in its discretion, determine a date on which the plan of dissolution and stockholder liquidity will become effective and the most efficient means to liquidate. BVCC’s board of directors currently plans to dissolve and liquidate both BVCC and the Bank.

     If the plan of dissolution and stockholder liquidity is not approved by BVCC stockholders, the sale of the Bank’s retail banking assets to U.S. Bank and the plan of dissolution and stockholder liquidity will not proceed. Instead, BVCC would continue to operate the Bank and BVCC’s other business units. BVCC would, however, continue pursuing those asset sales that are consistent with its strategic plan.

Impact of the Liquidation on BVAC and its Affiliates

     Following the U.S. Bank transaction, BVAC is expected to remain an indirect subsidiary of BVCC and continue as a loan-generating operating company. It is currently not known at what point in the liquidation process BVAC will be sold or its shares distributed to BVCC’s shareholders and no assurance can be given as to the ultimate ownership, management and structure of BVAC. As with BVAC, it is currently not known at what point in the liquidation process the disposition of the seller will occur or the manner in which such disposition will occur.

BACK-UP SERVICER AND STANDBY SERVICER

     Until such time as servicing is transferred to the standby servicer, the standby servicer will receive a monthly fee for agreeing to act as standby servicer. For so long as BVAC is the servicer, on a monthly basis BVAC will deliver to the back-up servicer and the standby servicer certain data with respect to the automobile receivables (in electronic form) used by BVAC to perform its obligations as servicer of the automobile receivables. The standby servicer will confirm that such information is readable by their respective systems. SST will also perform certain other operations and tests in order to enable it to assume the direct servicing of the automobile receivables, in the event the servicer is terminated or resigns.

     SST was incorporated on April 21, 1995 under the laws of the State of Delaware. It commenced servicing operations in January, 1997, and has managed and serviced third-party automobile loan portfolios since that time. In January, 2002, SST became a wholly-owned subsidiary of J.P. Morgan Chase Bank. SST conducts its servicing activities from its headquarters location in St. Joseph, Missouri and from a branch facility in Joplin, Missouri. The Joplin facility is on-line with SST’s servicing system, and collections work may be allocated between the two facilities at will. At present, SST functions as the servicer on over sixty (60) automobile loan portfolios including asset-backed securitizations and various other whole-loan and conduit structures. SST handles loan servicing across the nation on automobile receivables with current principal balances totaling in excess of $3.5 billion. SST is duly authorized and licensed, as required, to engage in servicing activities in all states.

     Deutsche Bank, the parent of Deutsche Bank Trust Company Americas, began independent operations in the United States in 1978. In 1999, Deutsche Bank acquired Bankers Trust and its subsidiaries (now known as Deutsche Bank Trust Company Americas). If Deutsche Bank Trust Company Americas is required to assume responsibility for servicing and administering the automobile receivables, it will engage a third party to act as its agent in performing these functions.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to receive a servicing fee at a rate equal to 100 basis points (1.00%) per annum, payable monthly at one-twelfth of such annual rate, of the aggregate principal balance of the automobile receivables pool as of the beginning of the related collection period. The servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the automobile receivables and will be entitled to reimbursement from the trust for certain liabilities. Any fee payable to the back-up servicer or the standby servicer in such capacities will no longer be payable in the event either party succeeds as successor servicer and instead such successor servicer will be entitled to the foregoing servicing fee.

     The servicing fee is intended to compensate the servicer for performing the functions of a servicer of the automobile receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the automobile receivables, investigating delinquencies, reporting tax information to obligors on the automobile receivables, paying costs of collections and policing the collateral. The servicing fee also will compensate the servicer for administering the automobile receivables, including accounting for collections and furnishing monthly and annual statements to the indenture trustee with respect to distributions. In addition, the servicing fee will reimburse the servicer for certain taxes, fees and other costs incurred in connection with administering the automobile receivables, including the fees and expenses of the indenture trustee and owner trustee.

FORMATION OF THE TRUST

     The trust is a statutory trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in this prospectus supplement. Upon formation, the trust will not engage in any business activity other than:

•	acquiring, managing and holding the automobile receivables and related interests described in this prospectus supplement;

•	issuing the notes and the certificate;

•	making payments and distributions on the notes and the certificate; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

     Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer.

     The seller will transfer the trust assets to the trust in exchange for the certificate and the cash proceeds from the sale of the notes. BVAC will service the automobile receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the indenture trustee. The servicer will stamp the automobile receivables to reflect the security interest of the indenture trustee in the automobile receivables. See “Description of the Transfer and Servicing Agreements — Servicing Compensation and Payment of Expenses” and “Certain Legal Aspects of the Automobile Receivables” in the accompanying prospectus.

     A spread account will be established for the benefit of the noteholders and the insurer and the trust will obtain the policy for the benefit of the noteholders. The indenture trustee will draw on the policy if Available Funds and the amount on deposit in the spread account (after paying amounts owed to the servicer and the standby servicer) are not sufficient to fully distribute Monthly Interest on the notes and principal on the Class A notes on their respective final maturity dates. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the automobile receivables and the proceeds from the repossession and sale of financed vehicles that secure charged-off automobile receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust’s ability to realize on the collateral securing the automobile receivables, and thus may reduce the proceeds to be distributed to the noteholders. See “The Notes — Accounts,” “— The Policy” and “— Payments on the Notes” in this prospectus supplement and “Certain Legal Aspects of the Automobile Receivables” in the accompanying prospectus.

THE AUTOMOBILE RECEIVABLES POOL

General

     The automobile receivables were acquired by BVAC or a Named Lienholder from dealers or originated by BVAC or a Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

     The automobile receivables were selected from the portfolio of BVAC for purchase by the seller according to several criteria, including that each receivable:

•	is secured by a new or used vehicle;

•	provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to stated maturity of the receivable;

•	is not more than 30 days past due as of the cut-off date;

•	is a precomputed receivable or a simple interest receivable;

•	has an original term to stated maturity of not more than 97 months and not less than 18 months;

•	has a remaining term to stated maturity of not more than 97 months and not less than 12 months; and

•	has a contract rate of interest (exclusive of prepaid finance charges) of not less than 5.04%.

     The weighted average remaining term to stated maturity of the automobile receivables was approximately 68 months as of August 31, 2002.

     Approximately 98.21% of the aggregate principal balance of the automobile receivables as of August 31, 2002 are simple interest contracts which provide for equal monthly payments. Approximately 1.79% of the aggregate principal balance of the automobile receivables as of August 31, 2002 are precomputed automobile receivables originated in the State of California. All of such precomputed automobile receivables are rule of 78’s automobile receivables. Approximately 35.25% of the aggregate principal balance of the automobile receivables as of August 31, 2002 represent financing of new vehicles; the remainder of the automobile receivables represent financing of used vehicles.

     Automobile receivables representing more than 10% of the aggregate principal balance of the automobile receivables as of August 31, 2002 were originated in the States of California, Illinois and Texas. The performance of the automobile receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

Composition of the Automobile Receivables by Financed Vehicle Type as of August 31, 2002

	Number of	Aggregate	Original	Weighted Average
	Automobile	Principal	Principal	Contract
Vehicle Type	Receivables	Balance(3)	Balance	Rate

New Automobiles	2,711	$67,760,282.37	$78,107,081.56	10.23%
New Recreational Vehicles	1	33,678.28	34,389.14	9.55
New Sports Utility Vehicles	1,395	41,513,956.64	45,147,281.51	9.53
New Light-Duty Trucks	1,496	42,882,596.17	46,933,220.80	9.78
New Vans	287	7,583,427.21	8,444,687.33	9.99
Used Automobiles	9,431	182,289,045.33	216,620,386.43	10.57
Used Recreational Vehicles	7	75,669.10	101,289.39	12.53
Used Sports Utility Vehicles	2,631	56,071,435.41	63,091,606.93	10.53
Used Light-Duty Trucks	2,457	47,348,774.19	53,258,062.03	10.89
Used Vans	469	7,652,041.86	8,955,593.88	11.66

Total/Weighted Average	20,885	$453,210,906.56	$520,693,599.00	10.39%

	Weighted	Weighted	Percent of
	Average	Average	Aggregate
	Remaining	Original	Principal
Vehicle Type	Term(1)	Term(2)	Balance(4)

New Automobiles	71	83	14.95%
New Recreational Vehicles	93	96	0.01
New Sports Utility Vehicles	77	85	9.16
New Light-Duty Trucks	77	86	9.46
New Vans	77	87	1.67
Used Automobiles	62	75	40.22
Used Recreational Vehicles	54	77	0.02
Used Sports Utility Vehicles	69	79	12.37
Used Light-Duty Trucks	70	80	10.45
Used Vans	65	78	1.69

Total/Weighted Average	68	79	100.00%

(1)	Expressed in months. Based on stated maturity as of the cut-off date and assuming no prepayments of the automobile receivables.

(2)	Expressed in months. Based on stated maturity as of the origination date and assuming no prepayments of automobile receivables.

(3)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(4)	Sum may not equal 100% due to rounding.

Distribution of the Automobile Receivables by Remaining Term to Stated Maturity as of August 31, 2002

			Percent
	Number of	Aggregate	of Aggregate
	Automobile	Principal	Principal
Remaining Term	Receivables	Balance(1)	Balance(2)

12 months	44	$262,643.89	0.06%
13 to 24 months	494	3,716,002.27	0.82
25 to 36 months	1,367	15,860,487.28	3.50
37 to 48 months	2,634	39,466,414.29	8.71
49 to 60 months	3,897	73,676,737.34	16.26
61 to 72 months	5,013	115,395,093.99	25.46
73 to 84 months	5,410	145,625,155.17	32.13
85 to 96 months	1,951	56,934,406.80	12.56
97 months or greater	75	2,273,965.53	0.50

Total	20,885	$453,210,906.56	100.00%

(1)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(2)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Automobile Receivables as of August 31, 2002

			Percent
	Number of	Aggregate	of Aggregate
	Automobile	Principal	Principal
State(1)(2)	Receivables	Balance(3)	Balance(4)

California	7,854	$166,121,234.12	36.65%
Texas	2,745	60,738,490.30	13.40
Illinois	2,767	59,986,904.08	13.24
Arizona	1,313	31,445,594.84	6.94
New Mexico	796	17,565,031.43	3.88
Michigan	689	15,080,654.30	3.33
Oregon	700	14,383,421.02	3.17
Georgia	604	14,373,488.45	3.17
Nevada	588	13,263,413.40	2.93
Colorado	585	13,060,482.79	2.88
Florida	517	11,543,144.58	2.55
Washington	340	8,258,522.41	1.82
Missouri	374	8,003,667.45	1.77
Indiana	376	7,478,961.05	1.65
Ohio	363	6,223,572.70	1.37
Other	274	5,684,323.64	1.25

Total	20,885	$453,210,906.56	100.00%

(1)	Based on address of the borrower.

(2)	No other state accounts for greater than 1.00% of the aggregate principal balance of the automobile receivables.

(3)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(4)	Sum may not equal 100% due to rounding.

Distribution of the Automobile Receivables by Financed Vehicle Model Year as of August 31, 2002

			Percent
	Number of	Aggregate	of Aggregate
	Automobile	Principal	Principal
Model Year	Receivables	Balance(1)	Balance(2)

1990 or Prior	969	$14,047,048.27	3.10%
1991	237	2,885,513.66	0.64
1992	360	4,293,542.14	0.95
1993	460	5,481,786.19	1.21
1994	690	8,373,491.11	1.85
1995	1,045	15,537,361.46	3.43
1996	1,071	16,429,374.26	3.63
1997	1,692	30,289,831.00	6.68
1998	2,125	42,057,437.55	9.28
1999	2,538	55,560,474.53	12.26
2000	2,582	59,794,275.64	13.19
2001	3,516	91,493,665.64	20.19
2002	3,507	104,010,163.01	22.95
2003	93	2,956,942.10	0.65

Total	20,885	$453,210,906.56	100.00%

(1)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(2)	Sum may not equal 100% due to rounding.

Distribution of the Automobile Receivables by Contract Rate as of August 31, 2002

			Percent
	Number of	Aggregate	of Aggregate
	Automobile	Principal	Principal
Contract Rate	Receivables	Balance(1)	Balance(2)

5.001% - 7.000%	686	$17,743,121.55	3.91%
7.001% - 7.500%	563	15,146,636.13	3.34
7.501% - 8.000%	1,040	28,014,977.72	6.18
8.001% - 8.500%	1,063	27,966,534.11	6.17
8.501% - 9.000%	1,799	45,315,951.90	10.00
9.001% - 9.500%	1,298	33,159,218.84	7.32
9.501% - 10.000%	2,266	55,209,796.16	12.18
10.001% - 10.500%	1,301	30,907,616.05	6.82
10.501 to 11.000%	1,912	44,019,487.47	9.71
11.001 to 11.500%	1,222	26,806,724.26	5.91
11.501 to 12.000%	1,682	34,076,718.06	7.52
12.001 to 12.500%	1,110	21,189,315.25	4.68
12.501 to 13.000%	1,349	24,665,579.57	5.44
13.001 to 13.500%	707	11,519,723.44	2.54
13.501 to 14.000%	965	14,903,388.85	3.29
14.001% or greater	1,922	22,566,117.20	4.98

Total	20,885	$453,210,906.56	100.00%

(1)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(2)	Sum may not equal 100% due to rounding.

FICO Scores of Automobile Receivables at Origination

			Percent of
	Number of	Aggregate	Aggregate
Range of	Automobile	Principal	Principal
FICO Scores	Receivables	Balance(1)	Balance(2)

Not Available	333	$4,701,974.39	1.04%
600 or less	162	3,406,818.97	0.75
601 - 620	328	6,799,037.81	1.50
621 - 640	676	14,463,571.26	3.19
641 - 660	1,184	25,407,974.91	5.61
661 - 680	1,807	39,024,130.55	8.61
681 - 700	2,739	60,312,808.90	13.31
701 - 720	3,012	66,081,412.75	14.58
721 - 740	3,332	73,827,102.76	16.29
741 - 760	3,031	67,364,870.45	14.86
761 - 780	2,469	53,473,983.45	11.80
781 - 800	1,383	29,097,061.52	6.42
801 - 820	384	8,251,920.25	1.82
821 - 840	42	917,499.15	0.20
841 - 860	3	80,739.44	0.02

Total:	20,885	$453,210,906.56	100.00%

(1)	Sum may not equal the aggregate principal balance of automobile receivables due to rounding.

(2)	Sum may not equal 100% due to rounding.

Delinquency and Net Credit Losses

     We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. We cannot assure you that the delinquency and net loss experience of the automobile receivables will be comparable to that set forth in the following tables.

Delinquency Experience

	At December 31,
							At June 30,
	1999		2000		2001		2002

	Number of		Number of		Number of		Number of
	Automobile		Automobile		Automobile		Automobile
	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount

	(Dollars in thousands)
Servicing portfolio	48,421	$768,454	46,835	$730,261	43,636	$692,358	40,648	678,934

Delinquencies
30-59 days	303	3,493	280	3,117	275	3,084	183	1,749
60-89 days	86	1,132	93	1,279	82	1,219	73	1,077
90 days or more	51	661	44	591	55	850	41	565

Total delinquencies	440	$5,286	417	$4,987	412	$5,153	297	3,391

Total delinquencies as a percent of servicing portfolio	0.91%	0.69%	0.89%	0.68%	0.94%	0.74%	0.73%	0.50%

Credit Loss Experience(1)

	Year Ended December 31,
							Six Months Ended
	1999		2000		2001		June 30, 2002(5)

	Number of		Number of		Number of		Number of
	Automobile		Automobile		Automobile		Automobile
	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount

	(Dollars in thousands)
Avg. servicing portfolio(2)	44,626	$691,072	47,390	$743,669	45,566	$711,589	41,925	$681,217

Gross charge-offs	559	$8,848	1,128	9,437	1,376	10,080	517	4,085

Recoveries(3)		2,045		(3,510)		(2,817)		(992)

Net losses		$6,803		$5,926		$7,264	1.23%	$3,093

Gross charge-offs as a % of average servicing portfolio(4)	1.25%	1.28%	2.38%	1.27%	3.02%	1.42%		0.60%

Recoveries as a % of gross charge-offs		23.11%		37.20%		27.94%		24.28%

Net losses as a % of average servicing portfolio(4)		0.98%		0.80%		1.02%		0.45%

(1)	There is generally no recourse to dealers under any of the automobile receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such automobile receivables.

(2)	Equals the monthly arithmetic average, and includes automobile receivables sold in prior securitization transactions.

(3)	Recoveries include recoveries on automobile receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(4)	Variation in the size of the portfolio serviced by BVAC will affect the percentages in “Gross” charge-offs as a percentage of average servicing portfolio” and “Net losses as a percentage of average servicing portfolio.

(5)	Percentages are annualized in “Gross charge-offs as a percentage of average servicing portfolio” and “Net losses as a percentage of average servicing portfolio” for the six months ended June 30, 2002.

YIELD AND PREPAYMENT CONSIDERATIONS

General

     Monthly Interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance or notional principal amount, as applicable, for each class of notes, as of the preceding payment date (after giving effect to payments of principal on such preceding payment date) or the closing date, as applicable. See “The Notes — Payments on the Notes” in this prospectus supplement.

     Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment from:

(1)	first, the distribution of interest paid on the automobile receivables;

(2)	second, from a withdrawal from the spread account;

(3)	third, from the servicer (limited to the monthly servicing fee); and

(4)	fourth, by a draw on the policy.

     Although the automobile receivables will have different contract rates, the contract rate of each receivable generally will exceed the sum of:

(1)	the weighted average of the Class A-1 interest rate, the Class A-2 interest rate, the Class A-3 interest rate and the Class A-4 interest rate;

(2)	the Class I interest rate;

(3)	the per annum rate used to calculate the insurance premium paid to the insurer; and

(4)	the per annum rates used to calculate the monthly servicing fee and the monthly standby servicing fee.

     However, the contract rate on a small percentage of the automobile receivables will be less than the foregoing sum. Disproportionate rates of prepayments between automobile receivables with higher and lower contract rates could affect the ability of the trust to pay Monthly Interest to you to the extent not paid by the policy, which could result in a loss with respect to the automobile receivables. See “Risk Factors — Rapid Prepayments May Reduce Your Anticipated Yield” and “Weighted Average Life of the Securities” in the accompanying prospectus. In addition, higher rates of prepayments among the automobile receivables with higher contract rates will result in a lower Net WAC Cap and in the event that the Net WAC Cap is less than 2.50%, the yield on the Class A-4 notes may be lower than expected. See “Risk Factors — Prepayments May Reduce the Yield on the Class A-4 Notes” in this prospectus supplement.

     It is expected that on the closing date, the seller will repurchase from the trust all automobile receivables secured by new and used recreational vehicles, which total eight in the aggregate and which had an aggregate principal balance at August 31, 2002 of approximately $109,347. The repurchase of these automobile receivables (or any other automobile receivables) will have the same effect on noteholders as would prepayment of these automobile receivables.

The Class I Notes

     The Class I notes are interest-only securities. We intend the planned amortization feature of the notional principal amount of the Class I notes to reduce the effect that prepayments will have on the Class I notes. However, the notional principal amount of the Class I notes may be reduced more quickly than provided in the Planned

Notional Principal Amount Schedule if the automobile receivables prepay more quickly than 2.50% ABS. Such prepayments in excess of the rate assumed in the Planned Notional Principal Amount Schedule will reduce the yield of the Class I notes. As such, the yield to maturity on the Class I notes will be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. The payment of monthly interest on the Class I notes will be insured under the policy; however in the event the insurer fails to make payments under the policy, the sale of any or all of the automobile receivables following an event of default under the indenture will have a significant impact on the yield to maturity on the Class I notes. See “Risk Factors — Prepayments May Reduce the Yield on the Class I Notes” and “The Notes — The Class I Notes — Calculation of Notional Principal Amount” and “— Class I Yield Considerations” in this prospectus supplement.

THE NOTES

     The notes will be issued by the trust pursuant to the indenture and the certificate will be issued pursuant to the trust and servicing agreement. You may request copies of these agreements (without exhibits) by contacting the servicer at the address set forth under “Reports to Noteholders” in this prospectus supplement. We do not claim that the following summary is complete. For a more detailed description of the agreements, you should read the indenture and the trust and servicing agreement.

Sale and Assignment of Automobile Receivables

     On or before the closing date, the Bank will transfer any and all rights and interests it has in the automobile receivables, if any, to BVAC. We have described the conveyance of the automobile receivables (1) from BVAC to the seller pursuant to a purchase agreement between BVAC and the seller, (2) from the seller to the trust pursuant to the trust and servicing agreement and (3) from the trust to the indenture trustee pursuant to the indenture in the accompanying prospectus under the heading “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables.”

Accounts

     Collection Account. Pursuant to the trust and servicing agreement, there will be established and maintained an account (the “collection account”) with and in the name of the trust on behalf of the noteholders and the insurer, into which all payments made on or in respect of the automobile receivables will be deposited and from which all payments on the notes will be made. The amounts on deposit in this account will be invested by the indenture trustee in eligible investments.

     Spread Account. On the closing date, the spread account depositor will establish the spread account with the collateral agent for the benefit of the indenture trustee, on behalf of the noteholders, and the insurer pursuant to a spread account agreement among the spread account depositor, the collateral agent and the insurer. On the closing date, an initial deposit will be made into the spread account as provided in the spread account agreement. In addition, on each payment date, the indenture trustee will be required to deposit additional amounts into the spread account from funds available in the collection account as described below under “— Payments on the Notes - Payments.” Amounts, if any, on deposit in the spread account will be available, to the extent provided in the spread account agreement, to fund any deficiency required under the spread account agreement to be funded on a payment date. In addition, amounts in the spread account in excess of the aggregate amount required to be on deposit at any time in the spread account (the “Requisite Amount”) may be used to make payments on other securities issued by affiliates of BVAC in the future that are insured by Financial Security Assurance, Inc. The Requisite Amount will be determined in accordance with the insurance agreement and the spread account agreement. The Requisite Amount may increase or decrease over time as a result of floors, caps and certain trigger events set forth in the insurance agreement or the spread account agreement. Amounts on deposit in the spread account on any payment date which are in excess of the Requisite Amount (after giving effect to all other payments made on such payment date) will be distributed in accordance with the spread account agreement.

     The spread account will not be part of the trust property, but amounts deposited from time to time in the spread account will be held and applied, as provided in the spread account agreement, for the benefit of the indenture trustee, on behalf of the noteholders, and the insurer.

     The spread account depositor, the insurer and the collateral agent may amend the spread account agreement and any provision in the insurance agreement relating to the spread account in any respect (including, without limitation, reducing or eliminating the Requisite Amount and/or reducing or eliminating the funding requirements of the spread account) without the consent of, or notice to, the indenture trustee, the collateral agent, the owner trustee or the noteholders but with notice to the rating agencies. Accordingly, although under certain circumstances described in this prospectus supplement funds in the spread account, to the extent available, may be used to make payments on the notes, the noteholders should not rely on the spread account as a source of payment of, or in evaluating the likelihood of receiving payment on, the notes. Notwithstanding any reduction in or elimination of the funding requirements of the spread account or the depletion thereof, the insurer will be obligated on each payment date to fund for the benefit of the noteholders, the full amount of each insured payment otherwise required to be made on such payment date in accordance with the terms of the policy. If the insurer breaches its obligations, any losses on the automobile receivables will be borne by the noteholders.

     As discussed above, the amount required to be on deposit in the spread account may increase or decrease without the noteholders’ or the indenture trustee’s consent and there can be no assurance that the amounts on deposit in the spread account will reach the Requisite Amount since the spread account agreement and the insurance agreement may be amended without the noteholders’ consent. Consequently, the noteholders should not rely on amounts on deposit in or to be deposited to the spread account as a source of payment of, or in evaluating the likelihood of receiving repayment on, the notes.

     Payahead Account. The servicer will establish a payahead account in the name of the indenture trustee on behalf of obligors on the automobile receivables and the noteholders. The payahead account will initially be maintained with the indenture trustee. To the extent required by the trust and servicing agreement, early payments by or on behalf of obligors on precomputed automobile receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for payment to noteholders. The interest earned on the balance in the payahead account will be part of the “Available Funds.” See “— Payments on the Notes-Available Funds.” Collections received with respect to a precomputed receivable during a collection period will be applied first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Advances

     With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the collection account on or before the third business day before the payment date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor, from insurance proceeds or, upon the servicer’s determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other automobile receivables.

Payments on the Notes

     Available Funds. The servicer will deposit in the collection account the aggregate principal and interest payments, including full and partial prepayments (except certain prepayments in respect of precomputed automobile receivables as described above under “— Accounts-Payahead Account”) received on all automobile receivables with respect to the preceding collection period. The funds available for distribution on the next payment date (“Available Funds”) will consist of:

(1)	payments received from obligors in respect of the automobile receivables (net of any amount required to be deposited to the payahead account in respect of precomputed automobile receivables);

(2)	any net withdrawal from the payahead account in respect of precomputed automobile receivables;

(3)	interest earned on funds on deposit in the collection account and payahead account;

(4)	liquidation proceeds received in respect of automobile receivables;

(5)	advances received from the servicer in respect of interest on certain delinquent automobile receivables;

(6)	amounts received in respect of required repurchases or purchases of automobile receivables by BVAC or the servicer and any related indemnity payments;

(7)	proceeds from any insurance policies related to the automobile receivables or the financed vehicles; and

(8)	recoveries with respect to charged-off automobile receivables.

     The servicer will determine the amount of funds necessary to make payments of Monthly Principal and Monthly Interest to the holders of the notes and to pay the monthly servicing fee to the servicer, the monthly standby servicing fee to the standby servicer, the monthly indenture trustee fee to the indenture trustee and the monthly owner trustee fee to the owner trustee. If there is a deficiency with respect to Monthly Interest on any payment date, after giving effect to the distributions described in clauses (a) through (c) below on such payment date, the servicer will direct the indenture trustee to withdraw amounts from the spread account, up to the amount on deposit in such account to the extent provided in the spread account agreement. If there remains a deficiency of Monthly Interest on any of the notes on any payment date or principal payable with respect to any class of Class A notes on the final maturity date of such class, the servicer will notify the indenture trustee of the remaining deficiency, and the indenture trustee will draw on the policy to pay such Monthly Interest on any of the notes on any payment date or principal on the final maturity date of such class, as the case may be. No payments made under the policy will be applied to the payment of fees of the servicer, standby servicer, indenture trustee or owner trustee or any other amounts described in clauses (a) through (c) below. Additionally, if the Available Funds for a payment date are not sufficient to pay current and past due insurance premiums and other amounts owed to the insurer pursuant to the insurance agreement, plus accrued interest thereon, the servicer will notify the indenture trustee and the owner trustee of such deficiency. The amount, if any, then on deposit in the spread account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

     Payments. On each payment date, the indenture trustee will use the Available Funds, any amounts drawn from the spread account (plus any amounts drawn on the policy) to make the following payments in the following priority:

(a)	the monthly indenture trustee fee (which indenture trustee fee shall not exceed $50,000 in the aggregate), including any overdue monthly indenture trustee fee, to the indenture trustee, as well as expense reimbursements and indemnities owed to the indenture trustee;

(b)	without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of automobile receivables that became charged-off automobile receivables during the prior collection period plus (2) the amount of outstanding advances in respect of automobile receivables that the servicer determines to be unrecoverable, to the servicer;

(c)	the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer, the monthly standby servicing fee (which standby servicing fee shall not exceed $50,000 in the aggregate), including any overdue monthly standby servicing fee, to the standby servicer to the extent not previously distributed to the standby servicer, the monthly owner trustee fee, including any overdue monthly owner trustee fee (which owner trustee fee shall not exceed $25,000 in the aggregate), to the owner trustee, as well as expense reimbursements and indemnities owed to the servicer, standby servicer and owner trustee, (subject to the foregoing limitations), and to any successor servicer, the costs and expenses incurred by such successor servicer in connection with the transfer of servicing (which costs and expenses shall not exceed $100,000 in the aggregate without the prior written consent of the insurer and the receipt of rating agency confirmations that the then-current ratings on the notes will not be adversely affected ) and to the extent Available Funds are insufficient on any payment date to make all such payments, such Available Funds shall be distributed pro rata with respect to the foregoing payments;

(d)	Monthly Interest (including any overdue amounts) to the Class A and Class I noteholders;

(e)	Monthly Principal (including any overdue amounts) to the Class A noteholders in accordance with the Principal Payment Sequence (described below);

(f)	the insurance premium, including any overdue insurance premium, the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance agreement and any other amounts owing to the insurer under the insurance agreement, plus accrued interest thereon;

(g)	the spread account, up to the Requisite Amount;

(h)	the servicing fee, standby servicing fee, indenture trustee fee and owner trustee fee, as well as expense reimbursements and indemnities owed to the servicer, standby servicer, indenture trustee and owner trustee and costs and expenses incurred by any successor servicer (to the extent not paid pursuant to clause (a) or (c) above), to the servicer, standby servicer, indenture trustee, owner trustee and any successor servicer, respectively;

(i)	the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause (b) above), to the servicer; and

(j)	the balance into the spread account for application in accordance with the terms of the spread account agreement.

     After all distributions pursuant to clauses (a) through (j) above have been made for each payment date, the servicer will determine the amount of funds remaining in the spread account on such date. If the funds in the spread account exceed the Requisite Amount, the collateral agent will distribute any such excess to the owner trustee for distribution to the certificateholder or will distribute such excess directly to the certificateholder. Any amounts so distributed to the certificateholder will no longer be property of the spread account depositor and will not be available to make payments to you. The monthly indenture trustee fee includes all fees owed to the indenture trustee in its capacities as indenture trustee, collateral agent and back-up servicer.

     Accelerated Payments Following Indenture Default. If the notes are accelerated following an indenture default, amounts collected will be applied in the following priority:

(a)	first, to pay any unpaid monthly indenture trustee fees and expense reimbursements and indemnities owed to the indenture trustee;

(b)	second, pro rata, to pay any unpaid monthly servicing fees, standby servicing fees and owner trustee fees, as well as expense reimbursements and indemnities owed to the servicer, standby servicer and owner trustee;

(c)	third, to pay accrued interest on each class of Class A and Class I notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of Class A notes and on the Class I notes based on the interest accrued on the Class I notes;

(d)	fourth, to pay principal on each class of Class A notes, on a pro rata basis based on the aggregate principal balance of each class of Class A notes, until the aggregate principal balance of each class of Class A notes is reduced to zero;

(e)	fifth, to pay amounts owing the insurer under the insurance agreement; and

(f)	sixth, to the spread account, to be applied in accordance with the spread account agreement.

     Definitions. The following defined terms are used in this “Payments on the Notes” section.

     “Monthly Principal” means, for any payment date, the sum of:

(1)	the portion of Available Funds relating to principal for the collection period immediately preceding the payment date;

(2)	an amount equal to (x) the aggregate Principal Balances of all automobile receivables that became charged-off automobile receivables during the related collection period, in each case immediately prior to the charge-off of such receivable minus (y) any liquidation proceeds allocable to principal with respect to such charged-off automobile receivables received during such collection period;

(3)	the aggregate amount of Cram Down Losses on the automobile receivables incurred during the collection period immediately preceding the payment date; and

(4)	any portion refunded to obligors during the related collection period of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed.

     “Principal Balance” means, for any receivable as of any date,

(1)	the Amount Financed

minus

(2)	the sum, without duplication, of

(a)	that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal;

plus

(b)	any portion refunded to obligors of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed;

plus

(c)	any payment of the purchase amount with respect to the receivable allocable to principal;

plus

(d)	the principal portion of any Modified Scheduled Receivable Payments received on or prior to such day;

plus

(e)	any prepayment in full or any partial prepayments applied to reduce the principal balance of the receivable;

plus

(f)	the amount of any Cram Down Loss;

     provided, however, that any charged-off receivable or purchased receivable will have a principal balance of zero as of the last day of the collection period in which such receivable was charged-off or repurchased, as applicable.

     “Scheduled Receivable Payments” on a receivable means that portion of the payment required to be made by the obligor during the respective collection period sufficient to amortize the principal balance over the term of the receivable and to provide interest at the annual percentage rate stated in the sale and installment loan contract.

     “Modified Scheduled Receivable Payment” means, with respect to any receivable which is not a charged-off receivable and as to which the related obligor shall have been declared bankrupt with the result that such obligor’s periodic scheduled receivable payment amount has been reduced pursuant to an order of the bankruptcy court, the amount of such reduced periodic Scheduled Receivable Payment.

     “Cram Down Loss” means, for any receivable (other than a charged-off receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on the receivable or otherwise modifies or restructures the scheduled payments to be made on the receivable, an amount equal to:

•	the Principal Balance of the receivable immediately prior to the order minus the Principal Balance of the receivable as so reduced, modified or restructured; plus

•	if the court issued an order reducing the effective interest rate on the receivable, the excess of (a) the net present value (using a discount rate equal to the adjusted APR on such receivable) of the Scheduled Receivable Payments as so modified or restructured over (b) the net present value (using a discount rate equal to the original APR on such receivable) of the Scheduled Receivable Payments as so modified or restructured.

     “Amount Financed” means, with respect to a receivable, the aggregate amount originally advanced under the receivable toward the purchase price of the financed vehicle.

     A charged-off receivable for any collection period is a receivable as to which any of the following has occurred:

(1)	any payment, or part thereof, is 120 days or more delinquent as of the last day of such collection period (without giving effect to any servicer advance);

(2)	the financed vehicle that secures the receivable has been repossessed for at least 90 days; or

(3)	the receivable has been determined to be uncollectible in accordance with the servicer’s customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the trust and servicing agreement shall be deemed not to be a charged-off receivable unless not repurchased within the time period provided for in the trust and servicing agreement.

     “Monthly Interest” for any payment date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class I Monthly Interest.

     “Class A-1 Monthly Interest” means, for any payment date, the product of the following:

(a)	one-three hundred sixtieth (1/360th) of the Class A-1 interest rate,

(b)	the actual number of days from the previous payment date or, in the case of the first payment date, from the closing date through the day before the related payment date, and

(c)	the aggregate outstanding principal balance of the Class A-1 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

     “Class A-2 Monthly Interest” means for any payment date, the product of the following:

(a)	one-twelfth of the Class A-2 interest rate, and

(b)	the aggregate outstanding principal balance of the Class A-2 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

     “Class A-3 Monthly Interest” means, for any payment date, the product of the following:

(a)	one-twelfth of the Class A-3 interest rate, and

(b)	the aggregate outstanding principal balance of the Class A-3 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

     “Class A-4 Monthly Interest” means, for any payment date, the product of the following:

(a)	one-twelfth of the Class A-4 interest rate, and

(b)	the aggregate outstanding principal balance of the Class A-4 notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date.

     For each payment date, the Class A-4 interest rate will be the lesser of 3.60% or the Net WAC Cap.

     “Net WAC Cap” means for any payment date, the per annum weighted average contract rate of interest of the automobile receivables based on their respective principal balances as of the beginning of the related collection period (prior to giving effect to all collections of principal made during such collection period or writedowns due to losses) minus the sum of (x) the per annum rate used to calculate the premium paid to the insurer and the per annum rates used to calculate the monthly servicing fee, standby servicing fee, indenture trustee fee and owner trustee fee and (y) (i) the interest due on the Class I notes times twelve divided by (ii) the outstanding principal balance of the automobile receivables.

     “Class I Monthly Interest” means for any payment date, the product of the following:

(a)	one-twelfth of the Class I interest rate; and

(b)	the notional principal amount of the Class I notes as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal made on such payment date) or, in the case of the first payment date, the closing date;

     provided, however, that after the Class A-4 Final Scheduled Payment Date, the Class I Monthly Interest shall be zero.

     “Principal Payment Sequence” means the order in which Monthly Principal will be distributed among the noteholders. The order of distribution of Monthly Principal is:

(1)	to the Class A-1 noteholders until the aggregate principal balance of the Class A-1 notes has been reduced to zero;

(2)	to the Class A-2 noteholders until the aggregate principal balance of the Class A-2 notes has been reduced to zero;

(3)	to the Class A-3 noteholders until the aggregate principal balance of the Class A-3 notes has been reduced to zero; and

(4)	to the Class A-4 noteholders until the aggregate principal balance of the Class A-4 notes has been reduced to zero.

     If, however, the amount of Available Funds (together with amounts withdrawn from the spread account) are not sufficient to pay the required payment of Monthly Principal to Class A noteholders in full on any payment date during a default by the insurer, the amount of such funds available to pay Monthly Principal to Class A noteholders will be distributed pro rata to the Class A noteholders based upon the relative aggregate principal balance of each class of Class A notes.

     Example of Payment Date Activities. The following chart sets forth an example of the application of the foregoing provisions to the first payment date on October 25, 2002:

September 2002	Collection Period. The collection period is the calendar month preceding the payment date. The servicer receives monthly payments, prepayments, and other proceeds in respect of the automobile receivables and deposits them in the collection account. The servicer may deduct the monthly servicing fee from such deposits.

October 15, 2002	Determination Date. The determination date is the fifteenth calendar day of the month, or if such day is not a business day, the first business day thereafter. On or before this date, the servicer delivers the servicer’s certificate setting forth the amounts to be distributed on the payment date and the amounts of any deficiencies. If necessary, the indenture trustee notifies the insurer of any draws in respect of the policy.

September 30, 2002	Record Date. The record date is the last day of the collection period before the payment date. Payments on the payment date are made to noteholders of record at the close of business on this date.

October 25, 2002	Payment Date. The payment date is the twenty-fifth day of the month, or if such day is not a business day, the first business day thereafter. The indenture trustee withdraws funds from the collection account and, as necessary, from the spread account and then draws on the policy, if necessary, to pay Monthly Interest on the notes and Monthly Principal on the Class A notes on their respective final maturity dates to the noteholders as described in this prospectus supplement. The indenture trustee distributes the portion of Monthly Interest and Monthly Principal to the noteholders, pays the monthly servicing fee, standby servicing fee, indenture trustee fee and owner trustee fee to the extent not previously paid, pays the insurance premium and all other amounts owing to the insurer.

The Class I Notes — Calculation of Notional Principal Amount

     The Class I notes are entitled to receive interest at the Class I interest rate on the notional principal amount of the Class I notes. Solely for the purpose of calculating the amount payable to the Class I noteholders, the aggregate Class A principal balance will be divided into two notional principal components, the “PAC Component” and the “Companion Component.” The notional principal amount will be the same amount as the PAC Component, originally $339,622,444. The sum of the PAC Component and the Companion Component at any time will equal the then aggregate unpaid Class A note principal balance at such time.

     The trust and servicing agreement establishes the Planned Notional Principal Amount Schedule under which principal will be allocated to the PAC Component and the Companion Component. In addition, any losses on the receivables will be allocated pro rata between the PAC Component and the Companion Component and therefore will result in a reduction of the Class I principal notional amount. On each payment date, the amount of Monthly Principal allocated to Class A noteholders will be applied to the reduction of the notional principal amount as follows:

(1)	to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule for such payment date;

(2)	to the Companion Component until the balance thereof is reduced to zero; and

(3)	to the PAC Component, without regard to the planned notional principal amount for such payment date until reduced to zero.

     As the PAC Component is reduced, the notional principal amount and payments to the Class I noteholders will also be reduced. The Class I notes are not entitled to receive any principal payments.

Planned Notional Principal Amount Schedule

Planned Notional
Month	Principal Amount

0	$339,622,444
1	$325,538,375
2	$311,621,653
3	$297,874,717
4	$284,300,038
5	$270,900,116
6	$257,677,485
7	$244,634,708
8	$231,774,381
9	$219,099,133
10	$206,611,625
11	$194,314,552
12	$182,210,642
13	$170,302,658
14	$158,593,395
15	$147,085,686
16	$135,782,395
17	$124,686,427
18	$113,800,717
19	$103,128,242
20	$92,672,012
21	$84,226,292
22	$76,126,761
23	$68,340,865
24	$60,875,896
25	$53,702,143
26	$46,809,081
27	$40,186,179
28	$33,822,891
29	$27,697,588
30	$22,213,925
31	$16,969,448
32	$14,017,376
33	$11,191,567
34	$8,483,822
35	$5,892,642
36	$3,410,780
37	$1,668,954
38 and thereafter	$0

     The Class I notes will not be entitled to any payment after the notional principal amount has been reduced to zero.

Class I Yield Considerations

     We intend the planned amortization feature of the Class I notes to reduce the uncertainty caused by prepayments of the automobile receivables and the effect of prepayments to the Class I notes. However, the yield to maturity of the Class I notes will still be very sensitive to the prepayment experience of the automobile receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. You should note that you will not be entitled to any distributions on your Class I notes after the notional principal amount of the Class I notes has been reduced to zero and that automobile receivables may be repurchased due to breaches of representations. See “Risk Factors — Prepayments May Reduce the Yield on the Class I Notes” in this prospectus supplement.

     The following tables illustrate the significant effect that prepayments on the automobile receivables have upon the yield to maturity of the Class I notes. The first table assumes that the automobile receivables have been aggregated into seven hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the seven pools (which is based on its principal balance, weighted average contract rate, weighted average remaining term as of August 31, 2002 and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I notes, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.

					Weighted Average
				Weighted Average	Remaining
		Weighted	Weighted	Original Term	Term to
	August 31, 2002	Average	Average Net	to Maturity	Maturity
Pool	Principal Balance	Contract Rate	Contract Rate	(in Months)	(in Months)

1	$54,339,298.10	8.9129%	7.5129%	65	61
2	$51,349,021.32	9.9482%	8.5482%	64	53
3	$49,495,463.35	11.8062%	10.4062%	63	42
4	$44,187,678.40	9.2271%	7.8271%	81	79
5	$48,847,265.41	9.9383%	8.5383%	82	73
6	$43,752,787.20	12.4230%	11.0230%	82	61
7	$55,905,319.25	9.2634%	7.8634%	91	89
8	$52,658,875.23	10.2582%	8.8582%	91	82
9	$52,675,198.30	12.0177%	10.6177%	94	74

     For purposes of the table, it is also assumed that:

(1)	the purchase price of the Class I notes is as set forth below (to which we added accrued interest);

(2)	the automobile receivables prepay monthly at the specified percentages of ABS as set forth in the table below;

(3)	prepayments representing prepayments in full of individual automobile receivables are received on the last day of the month and include a full month’s interest;

(4)	the closing date for the notes is September 30, 2002;

(5)	distributions on the notes are made, in cash, commencing on October 25, 2002, and on the twenty-fifth day of each month thereafter;

(6)	no defaults or delinquencies in the payment of the automobile receivables are experienced;

(7)	no receivable is repurchased for any breach of representation or warranty or for any other reason;

(8)	precomputed receivables are treated as actuarial receivables;

(9)	no interest is earned on funds on deposit in the collection account or payahead account; and

(10)	no event of default under the indenture occurs.

Sensitivity of the Yield on the Class I Notes to Prepayments

Price(1)	1.00% ABS	1.40% ABS	1.60% ABS	2.00% ABS	2.50% ABS	2.69% ABS

2.72812%	31.35%	12.76%	5.00%	5.00%	5.00%	-0.23%

(1)	Expressed as a percentage of the original notional principal amount.

     Based on the assumptions described above and assuming a purchase price of 2.72812% to which added accrued interest at approximately 2.69% ABS, the pre-tax yield to maturity of the Class I notes would be approximately 0%.

     We do not expect that the automobile receivables will prepay at a constant rate until maturity. In addition, we do not expect that the automobile receivables will prepay at the same rate. The foregoing table assumes that each receivable bears interest at its specified contract rate, has the same remaining term to maturity, and prepays at the same rate. In fact, the automobile receivables will prepay at different rates and have different terms.

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I notes, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I notes. Then we convert such monthly rates to corporate bond equivalent rates. Our calculations do not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as distributions on the Class I notes and we do not purport to reflect the return on any investment in the Class I notes when such reinvestment rates are considered.

     The automobile receivables will not necessarily have the characteristics assumed above and we cannot assure you that:

(1)	the automobile receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately;

(2)	the pre-tax yield on the Class I notes will correspond to any of the pre-tax yields shown above; or

(3)	the aggregate purchase price of the Class I notes will be equal to the assumed purchase price.

     Because the automobile receivables will include automobile receivables that have remaining terms to stated maturity shorter or longer than those assumed and contract rates higher or lower than those assumed, the pre-tax yield on the Class I notes will differ from those set forth above, even if all of the automobile receivables prepay at the indicated constant prepayment rates.

     The ABS prepayment model was used in the preceding table to model the rate of prepayment each month on the automobile receivables.

Distributions on the Certificate

     The certificate will be in the form of a trust certificate initially issued to the seller and will entitle the holder of the certificate to receive all funds held in the spread account in excess of the required spread amount on each payment date after payment of all amounts owed to the noteholders, the servicer and the insurer. On or after the termination of the trust, the certificateholder is entitled to receive any amounts remaining in the spread account (only after all required payments to the insurer are made) after the payment of expenses and payments to the noteholders. See “— Accounts” and “— Payments on the Notes” above.

The Policy

     Simultaneously with the issuance of the notes, the insurer will deliver an insurance policy to the collateral agent for the benefit of each holder of the notes. Under the policy, the insurer unconditionally and irrevocably guarantees to the indenture trustee, for the benefit of each holder of the notes, the full and complete payment of (1) Scheduled Payments (as defined below) with respect to the notes and (2) any payments which are subsequently avoided in whole or in part as a preference payment under applicable law.

     “Scheduled Payments” means, with respect to each payment date, payments which are required to be made on the notes during the term of the policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes, the trust and servicing agreement or the indenture that has not been consented to in writing by the insurer or tax recharacterization of the notes, which payments, with respect to any payment date, are (i) the Monthly Interest with respect to the related payment date and (ii) with respect to the final maturity date for any class of Class A notes, the outstanding principal amount of such class on such final maturity date, after taking into account reductions on each such date of such outstanding principal amount from all sources other than the policy. Scheduled Payments shall not include (x) any portion of the Monthly Interest because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer, or (y) any portion of the Monthly Interest representing interest on any unpaid Monthly Interest from prior payment dates, unless, in each case, the insurer elects, in its sole discretion, to pay such amount in whole or part. Scheduled Payments do not include payments (including, without limitation, amounts set forth above) which become due on an accelerated basis as a result of (a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an indenture event of default, or (d) any other cause, unless the insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration; provided, however, in the event that the insurer has accelerated the payment of amounts due on the notes following the occurrence of an indenture event of default, from and after such date the insurer shall continue to pay Monthly Interest on the Class I notes at the Class I note interest rate based on the Planned Notional Principal Amount Schedule for all remaining payment dates included in that schedule. In the event the insurer does not so elect, the policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the notes attributable to any increase in interest rates, penalty or other additional sum payable by the trust by reason of any default or indenture event of default in respect of the notes or by reason of any deterioration of the credit worthiness of the trust, nor shall Scheduled Payments include nor shall coverage be provided under the policy in respect of any taxes, withholding or other charges imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of a note.

     Payment of claims on the policy made in respect of Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third business day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the insurer from the indenture trustee of (A) a certified copy of the final non-appealable order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the holder of the notes is required to return the amount of any Scheduled Payments paid with respect to the notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the holder of the notes that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the notes, in such form as is reasonably required by the insurer and provided to the holder of the notes by trust, irrevocably assigning to the insurer all rights and claims of the holder of the notes relating to or arising under the notes against the debtor or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of Receipt, the insurer shall have Received (as defined below) written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or any holder of the notes directly (unless a holder of the notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the indenture trustee for distribution to such holder of the notes upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, upon the payment of any such amount previously avoided as a preference the insurer shall have the rights provided pursuant to the trust and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each holder of the notes in the conduct of any proceeding with respect to a preference claim.

     The terms “Receipt” and “Received” with respect to the policy shall mean actual delivery to the trust and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice for the related Scheduled Payment. If such amended notice is properly completed, executed and delivered, it shall be deemed to have been Received subject to the time periods set forth in the immediately preceding sentence.

     Under the policy, “business day” means any day other than Saturday, Sunday, or legal holiday or other day on which banking institutions in Wilmington, Delaware, New York, New York, San Mateo, California and St. Joseph, Missouri or any other location of any successor servicer, successor owner trustee or successor indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     The insurer’s obligations under the policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the policy whether or not such funds are properly applied by the indenture trustee.

     The insurer shall be subrogated to the rights of each holder of the notes to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

     Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the notes. The policy is governed by the laws of the State of New York.

     The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The policy is not covered by Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event that the insurer were to become insolvent, any claims arising under the policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

Indenture Events of Default

     The occurrence of any of the following events will result in an event of default under the indenture (an “Indenture Event of Default”):

(i) default in the payment of any interest on the notes when the same becomes due and payable (solely for purposes of this clause, a payment on the notes funded by the insurer or the collateral agent from the spread account shall be deemed to be a payment made by the trust);

(ii) default in the payment of the principal of or any installment of the principal of the Class A notes on the final maturity date (solely for purposes of this clause, a payment on the Class A notes funded by the insurer or the collateral agent from the spread account shall be deemed to be a payment made by the trust);

(iii) so long as an Insurer Default shall not have occurred and be continuing and the policy has not expired in accordance with its terms, an Insurance Agreement Indenture Cross Default shall have occurred; provided, however, that the occurrence of an Insurance Agreement Indenture Cross Default may not form the basis of an Indenture Event of Default unless the insurer shall, upon prior written notice to the rating agencies rating the notes, have delivered to the trust and the indenture trustee and not rescinded a written notice specifying that such Insurance Agreement Indenture Cross Default constitutes an Indenture Event of Default;

(iv) so long as an Insurer Default shall have occurred and be continuing or if the policy has expired in accordance with its terms, a default in the observance or performance of any covenant or agreement of the trust made in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this definition specifically dealt with), or any representation or warranty of the trust made in the indenture, in any other transaction document or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall (A) materially and adversely affect the noteholders or the insurer and (B) continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given to the trust by the indenture trustee or to the trust and the indenture trustee by the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes or the insurer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(v) so long as an Insurer Default shall have occurred and be continuing or if the policy has expired in accordance with its terms, the filing of a decree or order for relief by a court having jurisdiction in respect of the trust or any substantial part of the trust property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust property, or ordering the winding-up or liquidation of the trust’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(vi) so long as an Insurer Default shall have occurred and be continuing or if the policy has expired in accordance with its terms, the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust property, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as such debts become due, or the taking of action by the trust in furtherance of any of the foregoing;

(vii) the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; or

(viii) the trust or the seller becoming treated as an investment company pursuant to the Investment Company Act of 1940.

     “Insurance Agreement Indenture Cross Defaults “ consist of: (i) any demand for payment being made under the policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Bank, BVAC, the seller, the trust or the spread account depositor; (iii) the sum of the Available Funds with respect to any payment date plus the amount (if any) on deposit in the spread account being less than the sum of the amounts described in clauses (a) through (f) under “— Payments on the Notes — Payments”; (iv) certain default and loss rates with respect to the automobile receivables defined in the spread account agreement exceeding specified percentages; (v) the trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (vi) any default in the observance or performance of any covenant or agreement of the trust in any material respect made in the indenture (other than a default in the payment of the interest or principal on any note when due) or any representation or warranty of the trust made in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within the applicable cure period, if any, contained in such transaction document and with respect to covenants or agreements contained solely in the insurance agreement within 30 days, in each case after there shall have been given, by registered or certified mail, to the trust and the indenture trustee by the insurer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied; (vii) the occurrence of a servicing default under the trust and servicing agreement; (viii) any representation or warranty made by the trust, the seller, the spread account depositor, the servicer, the Bank or BVAC under any of the transaction documents proves to be untrue and incorrect in any material respect; (ix) any of the trust, the seller, the spread account depositor, the servicer, the Bank or BVAC fails to pay any amount payable by such person (after any applicable grace period) or such person has asserted that any of the transaction documents are not valid and binding obligations or any court or governmental authority over any of the parties to the transaction documents has ruled that any material provision of the transaction documents is not valid and binding; (x) any of the trust, the seller, the spread account depositor, the servicer, the Bank or BVAC fails to perform or observe any covenant or agreement in any of the transaction documents (except as described in clause (xi) below) and such failure continues for 30 days after notice; (xi) the failure of the trust, BVAC or the seller, as applicable, to comply with certain covenants or agreements in the insurance agreement; (xii) the occurrence of an “event of default” under any other insurance agreement among the insurer, BVAC and or any other affiliate of BVAC entered into with respect to another series of securities; and (xiii) the failure of BVAC to maintain certain minimum capital and net worth requirements set forth in the insurance agreement.

Rights Upon Indenture Event of Default

     If an Indenture Event of Default occurs, the entire principal amount of the Class A notes, together with interest accrued on the Class A and Class I notes, may be declared to be immediately due and payable; provided, however, that so long as no Insurer Default shall have occurred and be continuing and the policy has not expired in accordance with its terms, neither the indenture trustee nor the noteholders may declare an Indenture Event of Default and cause the acceleration of the principal of the Class A notes and interest on the Class A and Class I notes and an Indenture Event of Default will occur only upon declaration by the insurer. If an Insurer Default shall have occurred and be continuing or the policy has expired in accordance with its terms, the noteholders holding notes evidencing at least two-thirds of the voting right of the outstanding notes may declare an Indenture Event of Default and cause the acceleration of the principal of the Class A notes and interest on the Class A and Class I notes. Upon the occurrence of an Indenture Event of Default, the indenture trustee may, with the prior written consent of the insurer (so long as no Insurer Default has occurred and is continuing and the policy has not expired in accordance with its terms), or shall, if instructed by the insurer (so long as no Insurer Default has occurred and is continuing and the policy has not expired in accordance with its terms) exercise certain rights and remedies with respect to the trust property, including the right to cause the liquidation, in whole or in part, of the trust property, which will result in redemption, in whole or in part, of the notes. Upon the acceleration of the payment of amounts due on the notes by the insurer, from and after such date the insurer will guarantee the continued payment of the Class I Monthly Interest at the Class I note interest rate based on the Planned Notional Principal Amount Schedule for all remaining payment dates included in that schedule. Following the occurrence of an Indenture Event of Default, the indenture trustee will continue to submit claims under the policy as necessary to enable the indenture trustee to continue to make payments of interest with respect to the notes on each payment date and payments of principal with respect to the Class A notes on their respective final maturity dates. Following the occurrence of an Indenture Event of

Default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding principal amount of the Class A notes, plus accrued interest on the Class A and, subject to the second preceding sentence, Class I notes.

Insurer Default

     An “Insurer Default “ means the existence and continuance of any of the following: (a) the insurer shall have failed to make a payment required under the policy in accordance with its terms; (b) the insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state any law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state or any law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and non-appealable; or (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

Rights of the Insurer upon Servicer Default, Amendment or Waiver

     Upon the occurrence of an event of default by the servicer under the trust and servicing agreement, the insurer, or the indenture trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting a servicer default as described in the accompanying prospectus, the trust and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the automobile receivables to the indenture trustee upon the occurrence of certain additional events including a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance agreement.

     Neither the trust and servicing agreement nor the indenture can be amended or any provisions thereof waived without the consent of the insurer, so long as no Insurer Default shall have occurred and be continuing and as long as the policy has not expired in accordance with its terms.

     The insurer, so long as no Insurer Default shall have occurred and be continuing and as long as the policy has not expired in accordance with its terms, may remove the indenture trustee for any reason upon 30 days written notice.

THE INSURER

     The following information has been obtained from Financial Security Assurance Inc. (referred in this section as “Financial Security”) and has not been verified by the issuer, the seller, the servicer, BVCC, the Bank or the underwriter. No representations or warranty is made by the issuer, the seller, the servicer, BVCC, the Bank or the underwriter with respect thereto.

     Financial Security accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the notes.

General

     Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations — thereby enhancing the credit rating of those obligations — in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security’s underwriting criteria.

     Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security’s obligations under any financial guaranty insurance policy.

Ratings

     Financial Security’s insurance financial strength is rated “Aaa” by Moody’s Investors Service, Inc. and “AAA” by Fitch Ratings. Financial Security’s insurer financial strength is rated “AAA” by Standard & Poor’s Ratings Services, and Standard & Poor’s (Australia) Pty. Ltd. Financial Security’s claims-paying ability is rated “AAA” by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

Capitalization

     The following table sets forth the capitalization of Financial Security and its subsidiaries as of June 30, 2002 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

June 30, 2002
(In thousands)

(unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$744,499
Surplus Notes (long-term debt)	144,000
Minority Interest	50,372
Shareholder’s Equity:
Common Stock	15,000
Additional Paid-In Capital	797,656
Accumulated Other Comprehensive Income (net of deferred income taxes)	81,597
Accumulated Earnings	922,760
Total Shareholder’s Equity	1,817,013

Total Deferred Premium Revenue (net), Surplus Notes (long-term debt), Minority Interest and Shareholder’s Equity	$2,755,884

     For further information concerning Financial Security, see the consolidated financial statements of Financial Security and its subsidiaries, and the related notes, incorporated by reference in this prospectus supplement. See “- Incorporation of Certain Documents by Reference.” Financial Security’s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR website maintained by the Commission and at Holdings’ website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

     The consolidated financial statements of Financial Security included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     All financial statements of Financial Security and its subsidiaries included in documents filed by Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus supplement and before the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement to be a part of this prospectus supplement from the respective dates of filing such documents.

     The seller, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

REPORTS TO NOTEHOLDERS

     Unless and until definitive notes are issued (which will occur only under the limited circumstances described in the accompanying prospectus), Deutsche Bank Trust Company Americas, as indenture trustee, will provide monthly and annual statements concerning the trust and the notes to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the notes. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the notes may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724 (telephone (800) 524-9292).

FEDERAL INCOME TAX CONSEQUENCES

General

     Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Federal Income Tax Consequences,” and supercedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

     Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service (the “IRS”) and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, including the assumption that a reasonable prepayment schedule will be maintained with respect to the automobile receivables and resulting unlikeliness that the stated interest on the Class

A-4 notes will be subject to reduction, in the opinion of Silver, Freedman & Taff, L.L.P., special counsel to the seller, the Class A notes and Class I notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust. See “Federal Income Tax Consequences” in the accompanying prospectus.

     Classification of the Trust. In the opinion of Silver, Freedman & Taff, L.L.P., special counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

Discount and Premium

     For federal income tax reporting purposes, it is anticipated that the Class A notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the automobile receivables will prepay at 1.6% ABS, and there will be no extensions of maturity for any automobile receivable. However, no representation is made as to the rate, if any, at which the automobile receivables will prepay. The IRS has issued regulations under Sections 1271 and 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should know that the original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes.

     Although unclear for federal income tax purposes, it is anticipated that the Class I notes will likely be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest, if any). Any “negative” amounts of original issue discount on the Class I notes will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Holders of the Class I notes may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such note, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules in the Treasury regulations relating to original issue discount may be promulgated with respect to the Class I notes. Prospective purchasers of the Class I notes are advised to consult with their tax advisors concerning the tax treatment of such notes, including the application of the noncontingent bond method.

     Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium or discount. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium or discount will depend on the noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. Generally, the Class I notes will be considered issued at a discount. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Gain or Loss on Disposition

     If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. Similarly, when you receive a principal payment with respect to a Class A note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss will generally be a long-term capital gain (or ordinary income to the extent of any accrued market discount not previously included in income) or long term capital loss if you held the note for more than one year.

Backup Withholding and Information Reporting

     Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the “backup withholding tax” under Section 3406 of the Code at a rate of 30% (which rate will decrease to 29% in 2004 and to 28% in 2006), if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

Withholding Regulations Effective January 1, 2001

     Final Treasury Department regulations make certain modifications to the withholding rules for investors who are Non-U.S. Persons (as defined in the accompanying prospectus) and the backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and modify reliance standards. Such regulations became effective for payments made after December 31, 2000, subject to certain transition rules. A new series of withholding certificates must be used for all payments since that date. Non-U.S. Persons are urged to consult their tax advisors regarding the effect of these regulations.

State and Local Taxation

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences of the purchase, ownership and disposition of the notes.

ERISA CONSIDERATIONS

     Subject to the considerations set forth below and under “ERISA Considerations” in the accompanying prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account (a “Benefit Plan”) subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Section 406 of ERISA prohibits parties in interest or disqualified persons (“Parties in Interest”) with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) or section 502(l) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions or breaches of fiduciary duties. The U.S. Department of Labor has granted to UBS Warburg LLC an Underwriter Exemption (as summarized in the accompanying prospectus), PTE 91-22, 56 Fed. Reg. 15,933 (1991), as modified by PTE 2000-58, 65 Fed. Reg. 67765 (2000), and PTE 2002-41, 67 Fed. Reg. 54487 (2002), from certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed pursuant to Section 4975 of the Code, provided that certain conditions set forth in the Underwriter Exemption are met. See “ERISA Considerations” in the accompanying prospectus. Before purchasing a note, a fiduciary of a Benefit Plan should itself confirm that (i) the notes constitute “notes” for purposes of the Underwriter Exemption and (ii) the specific and general conditions and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determinations to the availability of the exemptive relief provided in the Underwriter Exemption, a Benefit Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, with respect to governmental plans, any exemptive relief afforded under any federal, state or local law that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The United States Department of Labor has issued a regulation (29 CFR Section 2510.3- 101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an “equity interest” will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. This regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, we believe that the notes should not be treated as “equity interests” for purposes of the regulation. Accordingly, the acquisition of the notes by benefit plan investors should not cause the assets of the trust to be treated as Benefit Plan assets for purposes of Title I of ERISA. However, the notes may not be purchased with the assets of a Benefit Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

(1)	has investment or administrative discretion with respect to such Benefit Plan assets;

(2)	has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or

(3)	is an employer maintaining or contributing to such Benefit Plan.

     Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Internal Revenue Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions (“PTCE”):

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a “qualified professional asset manager,”

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts,

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds,

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or

•	PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain “in-house asset managers.”

     Each purchaser or transferee of a note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

     For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

     Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the notes, dated September 26, 2002, the underwriter, UBS Warburg LLC has agreed, subject to the terms and conditions set forth therein, to purchase all the notes.

     The underwriter proposes to offer part of the notes directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.18% of the denominations of the Class A-1 notes, 0.18% of the denominations of the Class A-2 notes, 0.18% of the denominations of the Class A-3 notes, 0.18% of the denominations of the Class A-4 notes and 0.18% of the gross proceeds of the Class I notes. The underwriter may allow and such dealers may reallow a concession not in excess of 0.12% of the denominations of the Class A-l notes, 0.12% of the denominations of the Class A-2 notes, 0.12% of the denominations of the Class A-3 notes, 0.12% of the denominations of the Class A-4 notes and 0.12% of the denominations of the Class I notes.

     The seller and BVAC have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter tells us that it intends to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriter is not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the notes.

     In connection with this offering, the underwriter may over-allot or effect transactions which stabilize or maintain the market price of the notes at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

     In the ordinary course of its business, the underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the depositor, BVAC and their affiliates.

     We will receive proceeds of $462,660,937 from the sale of the notes, before deducting our net expenses estimated to be $500,000.

LEGAL OPINIONS

     Certain legal matters relating to the notes will be passed upon for the seller and the trust by Silver, Freedman & Taff, L.L.P. and for the underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the notes will be passed upon for the trust by Silver, Freedman & Taff, L.L.P.

EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

INDEX OF PRINCIPAL TERMS

     We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

Available Funds	S-30
Amount Financed	S-33
Bank	S-2
Benefit Plan	S-49
BVAC	S-2
BVCC	S-2
BVFC	S-17
Class A-1 Monthly Interest	S-34
Class A-2 Monthly Interest	S-34
Class A-3 Monthly Interest	S-34
Class A-4 Monthly Interest	S-34
Class I Monthly Interest	S-34
Code	S-47
Cram Down Loss	S-33
ERISA	S-10
Financial Security	S-44
Holdings	S-45
Indenture Event of Default	S-42
Insurance Agreement Indenture Cross Defaults	S-43
Insurer Default	S-44
IRS	S-47
Modified Scheduled Receivable Payments	S-33
Monthly Interest	S-34
Monthly Principal	S-32
Named Lienholders	S-7
Net WAC Cap	S-34
Order	S-40
Parties in Interest	S-49
Planned Notional Principal Amount Schedule	S-5
Principal Balance	S-32
Principal Payment Sequence	S-35
PTCE	S-50
Receipt	S-41
Received	S-41
Requisite Amount	S-28
Scheduled Payments	S-40
Scheduled Receivable Payments	S-33
SST	S-2

ANNEX A

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the notes may hold their notes through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the physical notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of notes. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (so-called “indirect participants”).

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the Depositories.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participant or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures of the notes and for information with respect to tax documentation procedures relating to the notes, see “Global Clearance, Settlement and Tax Documentation Procedures” below in this Annex A.

     The beneficial owners of notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants or indirect participants. In addition, owners of notes will receive all distributions of principal and interest from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, owners of notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or owners of notes.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which the owners of notes have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of notes. Accordingly, although the beneficial owners of notes will not possess the notes, the DTC rules provide a mechanism by which participants will receive payments on notes and will be able to transfer their interest.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, the ability of beneficial owners of notes to pledge such notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such notes, may be limited due to the lack of a physical certificate for such notes.

     DTC has advised the seller that it will take any action permitted to be taken by a holder of a note under the trust and servicing agreement only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests. Except as required by law, neither the seller, the servicer, nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial owner of notes under the trust and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the seller, the servicer, the underwriter or the indenture trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream participants or indirect participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the depositor nor the underwriter takes any responsibility for the accuracy or completeness of the information.

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A and Class I notes (“Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such global securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar days settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery against payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC participants.

     Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC, Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value day (i.e., the trade fails) receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are non-U.S. Persons can obtain for a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are certificate owners residing in a country with a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The owner of a Global Security files by submitting the appropriate form to the person through whom it holds the notes (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, (iii) an estate income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or original issue discount paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the beneficial owner complies with the new certification procedures. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Prospectus

Bay View Auto Trusts
Asset Backed Securities

Bay View Securitization Corporation,
depositor

Bay View Acceptance Corporation,
servicer

The trusts —

•	A new trust will be formed to issue each series of asset backed securities.

•	The primary assets of each trust will be a pool of new and used automobile retail installment sale and installment loan contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans.

•	Each trust will hold security or ownership interests in the vehicles financed under the trust’s receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

•	If specified in the related prospectus supplement, the trust will own funds on deposit in a pre-funding account which will be used to purchase additional receivables during the period specified in the related prospectus supplement.

The offered securities —

•	will represent beneficial interests in or obligations of the related trust;

•	will be paid only from the assets of the related trust;

•	will be rated by one or more nationally recognized rating agencies on the related closing date;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and/or certificates.

     Consider carefully the risk factors beginning on page 7 in this prospectus.

     The securities of a given series represent beneficial interests in or obligations of the related trust only. Such securities do not represent obligations of or interests in, and are not guaranteed or insured by Bay View Securitization Corporation, Bay View Acceptance Corporation or any of their affiliates.

     This prospectus may be used to offer and sell any series of securities only if accompanied by the related prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2002.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments;

•	the priority of interest and principal payments;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

     If the descriptions of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the securities in any state where the offer is not permitted.

     We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

     In this prospectus and in any related prospectus supplement, “we” refers to the depositor, Bay View Securitization Corporation, and “you” refers to any prospective investor in the securities.

Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	ii
SUMMARY OF TERMS	1
Issuer	1
Depositor	1
Servicer	1
Trustee	1
Indenture Trustee	1
The Notes	1
The Certificates	1
Strip Securities	2
Book Entry Securities	2
Prepayment of Securities due to Purchase	2
The Trust Property	2
Pre-Funded Receivables	3
Credit Enhancement	3
Transfer and Servicing Agreements	4
Repurchase of Receivables by BVAC or the Servicer	4
Tax Considerations	4
ERISA Considerations	5
Ratings	5
Certain Legal Aspects of Receivables; Repurchase Obligations	5
RISK FACTORS	7
If the Trust Does Not Have a Perfected Security Interest in a Financed Vehicle, It May Not be Able to Collect on the Receivable	7
If a Receivables Transfer is Not a Sale, the Insolvency of BVAC or its Affiliates Could Reduce Payments to You	7
BVAC and its Affiliates Have Limited Obligations to Make Payments to the Trusts	8
Each Trust Will Have Limited Assets	9
Payments on Some Securities May Be Subordinated to Payments on Other Securities	9
Rapid Prepayments May Reduce Your Anticipated Yield	9
Indirect Exercise of Rights due to Book-Entry Registration	10
Pre-Funding May Reduce Your Anticipated Yield	11
Transfer of servicing may delay payments to you	11
Securityholders have no recourse against the depositor, the servicer, the trustee or the underwriters for losses	11
Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities	12
State laws and other factors may limit the collection of payments on the automobile receivables and repossession of the vehicles	12
Loans that fail to comply with consumer protection laws may result in losses on your investment	13
Commingling of funds with the servicer’s funds may result in reduced or delayed payments to you	13
Losses and delinquencies on the receivables may differ from BVAC’s historical loss and delinquency levels	13
Used vehicles included in the receivables pool may incur higher losses than new automobiles	13
There may be deviations in characteristics of the receivables pool if subsequent receivables are purchased by the trust	13
Defaulted receivables may result in a delay in payments to securityholders and a loss of your investment	14
Inadequate insurance on vehicles may cause you losses on your investment	14
Limitations on interest payments and repossessions may cause losses on your investment	14

v

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

•	The definitions of and references to capitalized terms used in this prospectus can be found on the pages indicated in the “Index of Principal Terms” on page 57 of this prospectus.

Issuer

The issuer with respect to any series of notes and/or certificates will be a trust. If the trust issues notes and certificates, the trust will be formed under a trust and servicing agreement between the depositor, the servicer and the owner trustee. If the trust only issues certificates, the trust will be formed under a pooling and servicing agreement among the depositor, the servicer and the trustee.

Depositor

Bay View Securitization Corporation will be the depositor in connection with each trust. The depositor’s principal executive offices are located at 1840 Gateway Drive, San Mateo, California 94404, and its telephone number is (650) 294-6650. The depositor is a wholly-owned subsidiary of Bay View Capital Corporation (“BVCC”).

Servicer

Bay View Acceptance Corporation (“BVAC”) will act as the servicer of each trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders and payments to noteholders. The servicer will receive a monthly servicing fee as compensation for its services. The servicer’s operations are located at 818 Oakpark Road, Covina, California 91724 and its telephone number is (800) 524-9292. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the “Bank”), which is a wholly-owned subsidiary of BVCC.

Trustee

The trustee or owner trustee will be specified in the prospectus supplement for each trust.

Indenture Trustee

     The indenture trustee with respect to any series of securities that includes one or more classes of notes will be the indenture trustee specified in the related prospectus supplement.

The Notes

A series of securities issued by a trust may include one or more classes of notes. Each class of notes of a series will be issued under an indenture between the applicable trust and the related indenture trustee. We will specify in the related prospectus supplement which class or classes of notes, if any, will be offered in connection with the issuance of a series.

Generally, each class of notes will have a stated note principal balance specified in the related prospectus supplement and the notes will accrue interest on the stated note principal balance at a specified rate. Each class of notes may have a different interest rate, which may be fixed, variable, adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes or the method for determining such interest rate in the related prospectus supplement. In the related prospectus supplement we will specify the timing and amount of principal payments or the method for determining the timing and amount of principal payments of each class of notes.

If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

•	timing and/or priority of payments;

•	seniority and/or allocation of payments and losses;

•	calculation and rate of interest;

•	amount of payments of principal or interest;

•	dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; and

•	any combination of the above.

The Certificates

A series of securities issued by a trust may include one or more classes of certificates. We will issue each class of certificates of a series pursuant to the related trust and servicing agreement or pooling and servicing agreement. We will specify in the related prospectus supplement which class or classes of certificates, if any, of the related series are being offered for sale. Generally, each class of offered certificates will have a stated certificate principal balance and will accrue interest on such class certificate balance at a specified pass-through rate. See “Description of the Securities— Payments of Principal and Interest.”

The pass-through rate applicable to each class of certificates may be fixed, variable, adjustable or any combination of fixed, variable and adjustable.

We will specify the pass-through rate or the method for determining the applicable pass-through rate for each class of certificates in the related prospectus supplement. A series of certificates may include two or more classes of certificates that may differ as to:

•	timing and/or priority of distributions;

•	seniority and/or allocations of distributions and losses;

•	calculation and pass-through rate of interest;

•	amount of distributions in respect of principal or interest;

•	dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; or

•	any combination of the above.

Strip Securities

If provided in the related prospectus supplement, a series may include one or more classes of strip notes or strip certificates entitled to:

•	interest payments with disproportionate, nominal or no principal payments; or

•	principal payments with disproportionate, nominal or no interest payments.

Book Entry Securities

We expect that the securities will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one security of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive definitive securities only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement. See “Description of the Securities— Definitive Securities.”

Prepayment of Securities due to Purchase

To the extent provided in the related prospectus supplement, the servicer or another entity will be entitled to purchase the receivables from a trust or to cause such receivables to be purchased by another entity when the outstanding principal or certificate balance of the receivables or a class of securities, respectively, has declined below a specified level. If the servicer or any such other entity exercises any such option to purchase the receivables, the trust will prepay the outstanding securities. See “Description of the Transfer and Servicing Agreements — Termination.” In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account for the purchase of receivables for a specified funding period after the closing date, one or more classes of securities may be subject to a partial prepayment of principal following the end of the funding period, in the manner and to the extent specified in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements— Accounts— Pre-Funding Account.”

The Trust Property

Unless the related prospectus supplement specifies otherwise, the property of each trust will include:

•	a pool of simple interest and precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, sport utility vehicles, motorcycles and vans;

•	certain amounts due or received from the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed through the receivables;

•	any right to recourse BVAC has against the dealers who sold the financed vehicles;

•	proceeds from claims on certain insurance policies;

•	certain rights under the related purchase agreement; and

•	all proceeds of the above.

The majority of receivables are currently originated in California, Illinois and Texas. The property of each trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related certificate or collection account and any pre-funding account, spread account (or cash collateral account), payment account, yield supplement account or any other account identified in the applicable prospectus supplement. See “Description of the Transfer and Servicing Agreements— Accounts.”

The receivables arise, or will arise, from:

(1)	motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank; or

(2)	motor vehicle loan contracts that were solicited by dealers for origination by BVAC or the Bank.

BVAC will sell all the receivables to be included in a trust to the depositor. Then, the depositor will transfer the receivables to the trust.

Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVAC (or its predecessor, Bay View Credit), or the Bank (or its predecessor, Bay View Bank) or a “doing-business-as” variant of the Bay View name is or will be the registered lienholder (the “Named Lienholders”) on the certificate of title of each of the financed vehicles.

The receivables for each receivables pool will be selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the related trust and servicing agreement or pooling and servicing agreement and described in this prospectus under “The Receivables Pools,” “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables” and “— Sale and Assignment of Subsequent Receivables,” and in the related prospectus supplement under “The Automobile Receivables Pool.”

On the date a series of securities is issued, the depositor will convey receivables to the related trust in the aggregate principal amount provided in the related prospectus supplement.

Pre-Funded Receivables

With respect to any series of securities, the trust may agree to purchase additional receivables from the depositor following the date on which the trust is established and the related securities are issued. See “Description of Transfer and Servicing Agreements— Accounts— Pre-Funding Account.” We will describe any such pre-funding arrangement in the related prospectus supplement.

Credit Enhancement

A trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of securities to the extent described in the related prospectus supplement:

•	subordination of one or more other classes of securities of the same series,

•	spread accounts (or cash collateral accounts),

•	yield supplement accounts,

•	insurance policies,

•	surety bonds,

•	letters of credit,

•	credit or liquidity facilities,

•	over-collateralization,

•	guaranteed investment contracts,

•	swaps or other interest rate protection agreements,

•	repurchase obligations,

•	other agreements providing third-party payments or other support,

•	cash deposits, or

•	any other arrangements described in the prospectus supplement.

We will describe any form of credit enhancement, including any limitations and exclusions from coverage, with respect to a trust or class or classes of securities in the related prospectus supplement.

Transfer and Servicing Agreements

BVAC will sell the receivables to the depositor without recourse, pursuant to the related purchase agreement between BVAC and the depositor. If the trust will issue one or more classes of notes, the trust will pledge the receivables and the trust’s property to the indenture trustee as collateral for repayment of the notes. In addition, the servicer will agree in the related trust and servicing agreement or pooling and servicing agreement to service, manage, maintain custody of and make collections on the related receivables.

Unless otherwise provided in the related prospectus supplement, the servicer will advance funds to cover 30 days of interest due on any receivable that is more than 30 days delinquent. The servicer will make such an advance only if the servicer expects to recover such advance from subsequent payments on the receivable. Advances by the servicer will increase the funds available for distributions to securityholders on a payment date, but the servicer will recover such advances from subsequent payments of the receivables or, to the extent set forth in the related prospectus supplement, from insurance proceeds or withdrawals from any spread account or other available credit enhancement. See “Description of the Transfer and Servicing Agreements— Advances.”

Repurchase of Receivables by BVAC or the Servicer

BVAC must repurchase from the trust any receivable in which the interest of such trust is materially and adversely affected by a breach of any representation or warranty made by BVAC in the related purchase agreement, unless such breach is cured in a timely manner following the discovery by or notice to BVAC.

In addition, the servicer must purchase any receivable if:

(1)	among other things, without being ordered to do so by a bankruptcy court or otherwise being mandated by law, the servicer:

•	reduces the rate of interest under the related receivable contract,

•	reduces the amount of the scheduled monthly payments or the amount financed or

•	fails to maintain a perfected security interest in the related financed vehicle and

(2)	the interest of the securityholders in such receivable is materially and adversely affected by such action or failure to act of the servicer.

If the servicer extends the date for final payment by the obligor on the related receivable beyond the latest final scheduled maturity date for any class specified in the related prospectus supplement, the servicer must purchase the receivable on such final scheduled maturity date. Except as described above, none of BVAC, the trust or the depositor will have any other obligation with respect to the receivables or the securities. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables.”

The servicer will receive a monthly fee for servicing the receivables of each trust. The monthly servicing fee will be equal to (1) the monthly servicing fee rate multiplied by (2) the aggregate principal balance of the receivables pool as of the beginning of the related collection period. In addition, the servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. The servicer may also receive investment earnings from certain accounts and other cash flows with respect to a trust. See “Description of the Transfer and Servicing Agreements— Servicing Compensation and Payment of Expenses.”

Tax Considerations

If the prospectus supplement does not specify that the related trust will be treated as a grantor trust, upon the issuance of a series of securities, special federal tax counsel to such trust identified in the related prospectus supplement will deliver an opinion to the effect that:

•	any notes of such series will or, if so specified in the related prospectus supplement, should be characterized as debt for federal income tax purposes; and

•	such trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

If a prospectus supplement specifies that the related trust is a grantor trust, federal tax counsel will deliver an opinion to the effect that such trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See “Federal Income Tax Consequences” for additional information regarding the application of federal tax laws to a trust and the related securities.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations” in this prospectus and in the related prospectus supplement and unless otherwise provided therein, any securities that meet certain U. S. Department of Labor requirements are eligible for purchase by employee benefit plans and plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Notes that are treated as indebtedness under applicable local law and which have no substantial equity features may be acquired by such employee benefit plans. A class of certificates that is subordinated to any other class of certificates of the same series may not be acquired by any such employee benefit plan, a plan subject to ERISA or an individual retirement account. The related prospectus supplement will indicate if we do not believe a class of securities is eligible for purchase by such plans. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings

To the extent described in the related prospectus supplement, the securities must be rated investment grade by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the securities because a rating does not comment as to market price or suitability for a particular investor. Ratings of securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. For more detailed information regarding the ratings assigned to any class of securities of a particular series, see “Summary of Terms— Ratings” and “Risk Factors— A Change in the Note Ratings May Adversely Affect the Notes” in the related prospectus supplement.

Certain Legal Aspects of Receivables; Repurchase Obligations

In connection with the sale of receivables by BVAC to the depositor, by the depositor to a trust, and, in the case of a series of notes issued by the trust, the pledge of the receivables and the trust’s property to the indenture trustee, security interests in the related financed vehicles will be assigned by BVAC to the depositor, by the depositor to the trust and, if applicable, by the trust to the indenture trustee. However, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor or to the trust, or the grant to the indenture trustee. In the absence of such amendments, the trust or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states.

Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from a trust any receivable sold to such trust as to which all action necessary to secure a first perfected security interest in the related financed vehicle in the name of the trust has not been taken as of the date such receivable is purchased by such trust, if:

(1)	such breach materially and adversely affects the interest of the related securityholders in such receivable, and

(2)	such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the financed vehicle. If the trust or the indenture trustee has a perfected security interest in the financed vehicle, the trust or the indenture trustee will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests. However, a trust or indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of financed vehicles due to liens for unpaid taxes by the related obligor, or through fraud or negligence of a third party. Neither the depositor nor BVAC will be required to repurchase a receivable with respect to which a trust or indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle after the closing date as a result of any such mechanic’s lien, tax lien or the fraud or negligence of a third party.

Creditors such as BVAC must comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer debt such as the receivables. Certain of these laws provide that an assignee of such a receivable (such as a trust or an indenture trustee) is liable to the related obligor for any violation of such laws by the creditor. Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from the trust any receivable that fails to comply with the requirements of such consumer protection laws on the closing date if:

(1)	such failure materially and adversely affects the interests of the related securityholders in such receivable; and

(2)	such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

BVAC must repurchase any such receivable for which there is an uncured breach on or before the date that such breach is required to be cured. See “Certain Legal Aspects of the Receivables.”

RISK FACTORS

     You should carefully consider the risk factors set forth below before purchasing any securities of any series.

If the Trust Does Not Have a Perfected Security Interest in a Financed Vehicle, It May Not be Able to Collect on the Receivable	Simultaneously with each sale of receivables, BVAC will assign to the depositor, the depositor will assign to the related trust, and, in the case of a series of notes issued by the trust, the trust will pledge to the indenture trustee, security interests in the related financed vehicles. Due to administrative burden and expense, however, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor, the trust or the indenture trustee. In the absence of such amendments, a trust or the indenture trustee may not have a perfected security interest in such financed vehicles in some states.

If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on such financed vehicle in the event of a default by the obligor. As such, the trust or the indenture trustee may be adversely affected by such failure. If the trust’s or the indenture trustee’s security interest in a financed vehicle is perfected, the trust or the indenture trustee will have a prior claim over subsequent purchasers of such financed vehicle and holders of subsequently perfected security interests. However, the trust or the indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of such financed vehicle, due to liens for taxes unpaid by the related obligor or due to the fraud or negligence of a third party. Neither the depositor nor BVAC will have any obligation to repurchase a receivable in respect of which a trust or the indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle as the result of any such mechanic’s lien, tax lien or fraud or negligence occurring after the date such security interest was conveyed to the trust or the indenture trustee. See “Certain Legal Aspects of the Receivables— Security Interest in Vehicles” and "— Consumer Protection Laws.”

If a Receivables Transfer is Not a Sale, the Insolvency of BVAC or its Affiliates Could Reduce Payments to You	BVAC will warrant to the depositor in each purchase agreement that the sales of the receivables by BVAC to the depositor, and by the depositor to the related trust, respectively, are valid sales of the receivables to the depositor and to the trust. The benefit of such warranty will be assigned by the depositor to each trust in the related trust and servicing agreement or pooling and servicing agreement and further, in the case of a series of notes issued by the related trust, will be assigned by the related trust to the indenture trustee. However, the interest of the trust or the indenture trustee could be affected by the insolvency of BVAC or its affiliates as follows:

(1)
If BVAC or the depositor becomes a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself claims that the sale of receivables to the depositor or such trust, as applicable, constitutes a pledge of such receivables to secure a loan by such debtor, then delays in distributions on the receivables to securityholders could occur. If the court rules in favor of any such bankruptcy trustee, creditor or debtor, then reductions in the amounts of such payments could result.

(2)
If the transfer of receivables to the depositor or any trust is treated as a pledge rather than a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of such receivables to such trust may have priority over such trust’s interest in such receivables.

However, if the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC’s or the depositor’s bankruptcy estate and would not be available to creditors of BVAC or the depositor. See “Certain Legal Aspects of the Receivables— Bankruptcy Matters.”

In addition, because BVAC is a wholly owned subsidiary of the Bank, if the FDIC is appointed the receiver or conservator of the Bank, the FDIC could take actions which could negatively affect BVAC by repudiating or modifying agreements between BVAC and the depositor. Such action by the FDIC could impair or delay the ability of the depositor to make distributions on the receivables to the securityholder.

BVAC and its Affiliates Have Limited Obligations to Make Payments to the Trusts	Generally, neither the depositor nor BVAC will be obligated to make any payments to a trust in respect of the related securities or receivables. The limited circumstances under which BVAC will be required to make payments to a trust relate to BVAC’s obligation to repurchase from the trust any receivables with respect to which BVAC has breached any representations or warranties made in the purchase agreements and such breach materially and adversely affects the trust’s interest in such receivable. In addition, BVAC, as servicer, may be required to purchase receivables from a trust under certain circumstances set forth in the trust and servicing agreement or the pooling and servicing agreement. If BVAC is unable to reacquire the receivables, you may experience delays in receiving payments and losses. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables” and "— Servicing Procedures.” Neither BVAC, as servicer, or the depositor will have any responsibility for or will make any representation with respect to the collectibility of amounts due under the receivables or the value or sufficiency of any financed vehicle securing any receivable.

Each Trust Will Have Limited Assets	None of the trusts will have significant assets or sources of funds other than the related receivables and, to the extent provided in the related prospectus supplement, a pre-funding account, spread account, yield supplement account or other form of credit enhancement. The securities of each series will represent obligations of or interests in the related trust only and will not represent obligations of or interests in, or be insured or guaranteed by, any of the lienholders named on the certificates of title, the applicable trustees or any other entity. Consequently, you must rely for repayment upon payments on the related receivables and, if and to the extent available, amounts under any form of credit enhancement, all as specified in the related prospectus supplement.

Payments on Some Securities May Be Subordinated to Payments on Other Securities	To the extent specified in the related prospectus supplement, payments or distributions on certain classes of securities may be subordinated to payments or distributions on other classes of securities.

Rapid Prepayments May Reduce Your Anticipated Yield	The receivables can be prepaid at any time by the related obligor. With respect to any receivable, the term prepayment includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender’s single insurance policy, and purchase amounts with respect to certain other receivables repurchased by BVAC as a result of a breach of a representation or warranty or purchased by the servicer for administrative reasons. The rate of prepayments on the receivables may be influenced by many economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the appropriate lienholder. The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. If the receivables prepay more rapidly than expected, your anticipated yield may be reduced. See “Weighted Average Life of the Securities.” In addition, if so provided in the related prospectus supplement, the servicer or another entity may be entitled to purchase the receivables of a given receivables pool under the circumstances described in such prospectus supplement which may further reduce your anticipated yield. See “Description of the Transfer and Servicing Agreements — Termination.”

In addition, a series of securities may include one or more classes of interest-only or other strip securities entitled to (1) interest payments with disproportionate, nominal or no principal payments or (2) principal payments with disproportionate, nominal or no interest payments. Such strip securities may be more sensitive than other classes of securities of such series to the rate of payment on the related receivables. If you wish to invest in any such class of securities, you should carefully consider the information provided with respect to such strip securities under “Risk Factors” and elsewhere in the related prospectus supplement.

Indirect Exercise of Rights due to Book-Entry Registration	Unless otherwise specified in the related prospectus supplement, each class of the securities of a given series initially will be represented by one or more certificates registered in the name of Cede & Co., or any other nominee of The Depository Trust Company (“DTC”) set forth in the related prospectus supplement, and will not be registered in the names of the holders of such securities or their nominees. Because of this, unless and until definitive securities for such series are issued, you will not be recognized by the trustee as securityholders as such term is used in this prospectus. As such, until definitive securities are issued, beneficial owners of the securities will be able to exercise the rights of securityholders only indirectly through DTC and its participating organizations. See “Description of the Securities — Book-Entry Registration” and “— Definitive Securities.”

Pre-Funding May Reduce Your Anticipated Yield	If the related prospectus supplement provides for the sale and purchase of receivables during a funding period after the closing date using a pre-funded amount, the depositor or the trust will deposit the pre-funded amount specified in such prospectus supplement into the pre-funding account on the closing date. During the funding period and until such amounts are applied by the trustee to purchase subsequent receivables, amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment income with respect to such investments (net of any related investment expenses) will be distributed on each payment date during the funding period as part of the available funds for the preceding calendar month. We expect that the investment income earned on amounts on deposit in the pre-funding account will be less than the interest accrued at the interest rate or pass-through rate applicable to the portion of the securities represented by the pre-funded amount.

If the principal amount of receivables originated or acquired by BVAC during a funding period and possessing the required attributes to transfer to a trust is less than the pre- funded amount, BVAC and the depositor may have insufficient eligible receivables to subsequently transfer to a trust. To the extent that the entire pre-funded amount has not been applied to the subsequent purchase of receivables by the end of the related funding period, any amounts remaining in the pre- funding account will be distributed as a full or partial prepayment of principal to holders of one or more classes of the related series of securities following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Such prepayment may reduce the securityholder’s outstanding principal balance and anticipated yield. See “Summary of Terms— Pre-Funded Receivables” and “Description of the Transfer and Servicing Agreements— Sale and Assignment of Subsequent Receivables.”

Transfer of servicing may delay payments to you	If BVAC were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.

Securityholders have no recourse against the depositor, the servicer, the trustee or the underwriters for losses	The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the depositor, the servicer, the trustee or the underwriters. Consequently, if payments on the receivables, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the depositor, the servicer, the trustee or the underwriters.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the depositor nor the servicer will have any obligation to repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the trust in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee.

State laws and other factors may limit the collection of payments on the automobile receivables and repossession of the vehicles	State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses. Additional factors that may affect the trust’s ability to recoup the full amount due on a receivable, including:

• failure to file amendments to certificates of title relating to the vehicles;

• failure to file financing statements to perfect the security interest in the vehicle;

• depreciation of the financed vehicles;

• obsolescence of the financed vehicles;

• damage or loss of any financed vehicle; and the application of federal and state bankruptcy and insolvency laws.

Loans that fail to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuer liable to the obligor for any violation by the lender. In some cases, this liability could affect the servicer’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the prospectus supplement, the depositor may be obligated to repurchase any receivable that fails to comply with these legal requirements from the trust. If the depositor fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities.

Commingling of funds with the servicer’s funds may result in reduced or delayed payments to you	Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, whether due to the bankruptcy of the servicer or otherwise, securityholders might incur a loss.

Losses and delinquencies on the receivables may differ from BVAC’s historical loss and delinquency levels	We cannot guarantee that the delinquency and net loss levels of the receivables in the trust will correspond to the historical levels BVAC experienced on its portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the federal income tax laws; or

• a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally.

Used vehicles included in the receivables pool may incur higher losses than new automobiles	Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine than a new vehicle, upon sale of a repossessed used vehicle, a greater loss may be incurred.

There may be deviations in characteristics of the receivables pool if subsequent receivables are purchased by the trust	Any addition of a subsequent receivable to the trust is subject to the satisfaction of certain characteristics designed to protect the interests of investors. However, the characteristics of the subsequent receivables may deviate significantly from the characteristics of the entire pool of receivables as of the closing date.

Defaulted receivables may result in a delay in payments to securityholders and a loss of your investment	If the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted receivables, the trust may not realize the full amount due on a receivable, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on a receivable include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Inadequate insurance on vehicles may cause you losses on your investment	Each receivable requires the obligor to maintain insurance covering physical damage to the vehicle with BVAC named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. In addition, although each receivable generally gives the servicer the right to force place insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, the servicer is not obligated to force place coverage and BVAC’s policy is not to obtain such coverage. If insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries on losses or casualties to vehicles included in the trust property may be limited, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment	Generally, under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer’s ability to repossess an affected receivable during the obligor’s period of active duty status. Thus, if the receivables go into default, there may be delays and losses to you.

THE TRUSTS

     Each series of securities will be issued by a separate trust established by the depositor pursuant to a trust and servicing agreement or pooling and servicing agreement for the transactions described in this prospectus and in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the property of each trust will include:

•	a pool of receivables, including any receivables conveyed to the trust after the closing date, and certain payments due or received thereunder after the applicable cutoff date;

•	a pre-funded amount to purchase receivables after the closing date, if so provided in the related prospectus supplement;

•	interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related trust and servicing agreement or pooling and servicing agreement and, if so provided in the related prospectus supplement, the proceeds of such accounts;

•	security interests in the financed vehicles and any other interest of BVAC and the Named Lienholders as the registered lienholders on the certificates of title of each of the financed vehicles and the depositor in such financed vehicles;

•	any recourse rights of the Named Lienholders against dealers;

•	any rights of BVAC to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors, as the case may be, including any lender’s single interest insurance policy;

•	any property that secures a receivable and that has been acquired by the trust;

•	certain rights under the related purchase agreement between BVAC and the depositor; and

•	any and all proceeds of the foregoing.

     The receivables in each receivables pool were or will be either (a) originated by dealers for assignment to BVAC or (b) solicited by dealers for origination by BVAC. One of the Named Lienholders will be the registered lienholder listed on the certificates of title of the financed vehicles. The receivables will continue to be serviced by BVAC as the initial servicer under each trust and servicing agreement or pooling and servicing agreement.

     On or prior to the applicable closing date, BVAC will sell to the depositor, pursuant to the related purchase agreement, receivables in the aggregate principal amount specified in the related prospectus supplement. Thereafter, on such closing date, the depositor will convey such receivables to the related trust. BVAC and the depositor may be required to convey additional receivables to the trust after the closing date if indicated in the prospectus supplement. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Subsequent Receivables” in this prospectus.

     BVAC and the depositor will not convey to a trust any contract with a dealer establishing “dealer reserves” or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a pre-funding account, spread account, yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a trust or may be held by the applicable trustee for the benefit of holders of the related securities.

     If the protection provided to the securityholders by the subordination, if any, of one or more classes of securities of such series and by any spread account, yield supplement account or other available form of credit enhancement for such series is insufficient, the securityholders will have to look to payments by or on behalf of obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of principal of and interest on the related securities. In such event, certain factors, such as the trust or the indenture trustee not having perfected security interests in all of the financed vehicles, may limit the ability of a trust to liquidate the collateral securing the related receivables or may limit the amount realized to less than the amount due under such receivable. Securityholders may not receive timely payment on, or may incur losses on their investment in, such securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See “Description of the Transfer and Servicing Agreements— Credit Enhancement” and “Certain Legal Aspects of the Receivables.”

The Owner Trustee and the Indenture Trustee

     The owner trustee for each trust and, if the trust issues notes, the indenture trustee for the series of notes, will be specified in the related prospectus supplement. The liability of the owner trustee and/or the indenture trustee in connection with the issuance and sale of the related securities is limited solely to the express obligations of such trustee set forth in the related trust and servicing agreement or pooling and servicing agreement and, if applicable, in the related indenture.

     A trustee may resign at any time. The servicer may remove an owner trustee, and the servicer or the insurer may remove an indenture trustee, if such trustee ceases to be eligible to continue as trustee under the trust and servicing agreement or pooling and servicing agreement, or, if applicable, under the indenture, or if such trustee becomes insolvent. If the trustee resigns or if the servicer or the insurer removes a trustee, the servicer will be obligated to appoint a successor to such trustee. The insurer must consent to any such appointment of a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

THE RECEIVABLES POOL

General

     The receivables in each receivables pool were or will be acquired by BVAC or another Named Lienholder from dealers or originated by BVAC or another Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

     The receivables to be sold to each trust will be selected from BVAC’s portfolio for inclusion in a receivables pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each receivable:

•	is secured by a new or used vehicle;

•	provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

•	is a precomputed receivable or a simple interest receivable; and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement.

     Except as described in the related prospectus supplement, no selection procedures believed by BVAC or the depositor to be adverse to securityholders were or will be used in selecting the receivables.

Underwriting Procedures

     BVAC uses the degree of the applicant’s creditworthiness as the basic criterion when originating an installment sales contract or purchasing such a contract from a dealer. Each credit application requires that the applicant provide current information regarding the applicant’s employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. BVAC generally applies uniform underwriting standards when originating loans on new and used vehicles. BVAC also typically obtains a credit report from a major credit reporting agency summarizing the applicant’s credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower’s credit score.

     The credit score generated is used as the basic determinant for loan approval. BVAC’s proprietary credit scoring model was developed by an independent firm experienced in developing credit scoring models and utilizes extensive historical data related to BVAC’s origination and servicing experience as well as the experience of BVAC’s senior management. BVAC’s credit scoring model evaluates an applicant’s credit profile along with certain applicant specific characteristics to arrive at an estimate of the associated credit risk. Additionally, BVAC’s credit analysts may also verify an applicant’s employment income and/or residency or where appropriate, verify an applicant’s payment history directly with the applicant’s creditors. BVAC will also generally verify receipt of the automobile and other information directly with the borrower. Based on these procedures, a credit decision is considered and approved by BVAC personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant’s credit score.

     BVAC’s underwriting guidelines adhere to no specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by BVAC will generally be up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the “Additional Vehicle Costs”). Accordingly, the amount financed by BVAC under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer’s suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets BVAC’s creditworthiness criteria, the amount financed may exceed the vehicle’s value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer’s location, BVAC will use the “Kelley Blue Book,” “NADA Official Used Car Guide” or the “Black Book” published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

     BVAC believes based on its historical experience that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer’s suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. BVAC also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. BVAC regularly reviews the quality of the contracts purchased from dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures.

Allocation of Payments

     The receivables will be either simple interest receivables or precomputed receivables. Simple interest receivables provide for equal monthly payments that are applied first to pay interest accrued to the date of such payment, then to collection fees, then to any applicable late charges, then to principal due on such date, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

     Precomputed receivables consist of either (1) monthly actuarial receivables or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” method, similar to the rule of 78’s. An actuarial receivable provides for amortization of the receivable over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the receivable multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A rule of 78’s receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the receivable are calculated in accordance with the sum of the periodic time balances or the rule of 78’s. If a precomputed receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to “unearned” interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the rule of 78’s. The amount of any such rebate under a precomputed receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule and generally will be significantly less than such amount.

     Unless otherwise stated in the related prospectus supplement, all of the receivables that are precomputed receivables will be rule of 78’s receivables; however, unless otherwise stated in the related prospectus supplement, each trust will account for all rule of 78’s receivables as if these receivables were actuarial receivables. Except as otherwise indicated in the related prospectus supplement, early payments on precomputed receivables will be deposited to the payahead account as described under “Description of the Transfer and Servicing Agreements— Accounts.” Amounts received upon prepayment in full of a rule of 78’s receivable in excess of the then outstanding principal balance of such receivable (computed on an actuarial basis) will not be passed through to securityholders, except to the extent necessary to pay interest and principal on the securities.

     If a receivable is liquidated or a financed vehicle is repossessed, amounts recovered are applied first to the expenses of repossession and then to unpaid principal and interest and any related payment or other fee.

Delinquencies, Repossessions and Net Losses

     Certain information about the experience of BVAC pertaining to delinquencies, repossessions and net losses with respect to new and used automobile, light-duty truck, motorcycle, recreational vehicle and van receivables will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience with respect to any receivables pool will be comparable to prior experience or to the information provided in the prospectus supplement.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the securities of any series generally will be influenced by the rate at which the principal balances of the underlying receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender’s single interest insurance policies, and the purchase amount of receivables repurchased by BVAC due to a breach of a representation or warranty or purchased by the servicer for administrative purposes. Obligors may prepay the receivables at any time without penalty (or with a de minimis charge).

     The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the servicer on behalf of the lienholder). The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. A series of securities which includes notes may require, if specified in the related prospectus supplement, principal payments at a rate faster than the rate at which principal payments on the receivables are received. These accelerated payments, if any, will be made from the excess cash flows expected to come from the receivables and this feature should shorten the average life of some or all of the securities of such series.

     In addition, under certain circumstances, BVAC will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from a trust as a result of breaches of certain covenants. In each case, BVAC will repurchase such receivables pursuant to the related Transfer and Servicing Agreements. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables,” “— Servicing Procedures,” and “— Termination” regarding the option of the servicer or any other entity to purchase or cause the receivables to be purchased from a trust.

     A series of securities may include one or more classes of strip notes or strip certificates that may be entitled to interest payments with disproportionate, nominal or no principal payments or principal payments with disproportionate, nominal or no interest payments (“Strip Securities”). Strip Securities may be more sensitive than certain other classes of securities of the same series to the rate of payment of the related receivables. Prospective investors in Strip Securities should consider carefully the information about Strip Securities in the related prospectus supplement.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a series on any payment date since such amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities or particular classes of securities.

POOL FACTORS AND OTHER POOL INFORMATION

     The “Pool Factor” for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of securities and which will indicate the remaining aggregate principal balance of such class of securities, as of the applicable payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial aggregate principal balance of such class of securities. Each Pool Factor will be 1.0000000 as of the related closing date and thereafter will decline to reflect reductions in the applicable aggregate principal balance of the notes or the certificates. A securityholder’s portion of the aggregate outstanding aggregate principal balance of the notes or the certificates will equal the product of (1) the original denomination of such securityholder’s security and (2) the applicable Pool Factor at the time of determination for such class of securities.

     Unless otherwise provided in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning payments received on the receivables, the aggregate principal balance of the receivables pool and each Pool Factor. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Description of the Securities— Statements to Securityholders.”

USE OF PROCEEDS

     Unless otherwise provided in the related prospectus supplement, the depositor will apply the net proceeds from the sale of the securities to the purchase of the receivables from BVAC and, if so provided in the related prospectus supplement, to fund the pre-funding account. BVAC will use the portion of such proceeds paid to it for general corporate purposes.

BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

     BVAC. BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 4,300 manufacturer franchised independent automobile dealerships in 17 states. BVAC is a Nevada corporation, formerly known as Bay View Financial Corporation (“BVFC”) and was formed in 1989 by BVAC’s parent, the Bank. The Bank is the wholly-owned subsidiary of BVCC. In January, 1998 BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of California Thrift & Loan, which was acquired by BVCC in June, 1996. California Thrift &

Loan’s primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. BVAC began purchasing and originating receivables in January, 1998.

     Bay View Securitization Corporation. Bay View Securitization Corporation, the depositor, is a special purpose, bankruptcy remote, wholly-owned subsidiary of BVCC, the holding company of the Bank. The depositor was formed in November 1996 as a Delaware corporation and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto.

     The depositor has taken steps in structuring the transactions contemplated in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the depositor under the United States Bankruptcy Code or other applicable laws will not result in the consolidation of the assets and liabilities of the depositor with those of BVAC, the Bank or BVCC. These steps include the creation of the depositor as a separate, limited- purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the depositor’s business, as described above, and restrictions on the depositor’s ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all its directors). However, we cannot assure you that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of BVAC, the Bank or BVCC in a proceeding under such bankruptcy or other applicable laws. See “Risk Factors— The Insolvency of BVAC or its Affiliates Could Reduce Payments to You.”

     In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of BVAC or its affiliates can be asserted against the depositor. To the extent that any such liabilities arise after the transfer of the receivables to the trust, the trust’s interest in the receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the United States Bankruptcy Code or other bankruptcy or insolvency laws. See “Certain Legal Aspects of the Receivables— Bankruptcy Matters.”

DESCRIPTION OF THE SECURITIES

General

     With respect to each trust that issues notes and certificates, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture and one or more classes of certificates of the related series will be issued pursuant to the terms of a trust and servicing agreement or a pooling and servicing agreement. With respect to each trust that only issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement. A form of each of the indenture, the trust and servicing agreement and the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only. The statements made under this caption are summaries only. For a more detailed description of the securities, you should read the indenture, the trust and servicing agreement and/or the pooling and servicing agreement, as applicable.

Payments of Principal and Interest

     The timing and priority of payments of principal and interest, distributions, seniority, allocations of losses, interest rate, pass-through rate and amount of or method of determining payments of or distributions with respect to principal and interest on each class of securities of a series will be described in the related prospectus supplement. Payments or distributions on the securities will be made on the payment dates specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series of securities may include one or more classes of Strip Securities entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of securities may have a different interest rate or pass-through rate, which may be a fixed, variable or adjustable rate (and which may be zero for certain classes of Strip Securities) or any combination of the foregoing. The related prospectus supplement will specify the interest rate and/or pass-through rate for each class of securities of a series or the method for determining such rates.

     If specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal and/or interest payment schedules or provisions for minimum mandatory payments, as set forth in such prospectus supplement.

     In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of securities will be made on a pro rata basis among all holders of securities of the class.

Book-Entry Registration

     Unless otherwise specified in the related prospectus supplement, each class of securities initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related prospectus supplement, the nominee of DTC will be Cede & Co. Accordingly, such nominee is expected to be the holder of record of the securities of each series, except for securities, if any, retained by the depositor or BVAC. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from the participating members of DTC, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures. Beneficial owners of the securities (“Security Owners”) will not be recognized as “securityholders” by the related trustee and/or, if applicable the indenture trustee, and Security Owners will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for the DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Unless otherwise specified in the related prospectus supplement, Security Owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through DTC participants and indirect participants. In addition, all Security Owners will receive all distributions of principal and interest from the related trustee through DTC participants. Under a book- entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the related trustee to DTC’s nominee. DTC will then forward such payments to the DTC participants, which thereafter will forward them to indirect participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. DTC participants and indirect participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical securities representing the securities, the DTC rules provide a mechanism by which DTC participants and indirect participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners. Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate representing such securities.

     DTC has advised the depositor that it will take any action permitted to be taken by a Security Owner under the applicable trust and servicing agreement or pooling and servicing agreement and the indenture only at the direction of one or more DTC participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

     Except as required by law, neither the trustee nor the indenture trustee, if applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

     Unless otherwise stated in the related prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to securityholders or their respective nominees, rather than to DTC or its nominee, only if:

•	the related trustee or, if applicable, the indenture trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and such trustees are unable to locate a qualified successor, the trustee or, if applicable, the indenture trustee elects to terminate the book-entry system through DTC, or

•	after the occurrence of a default by the servicer under the applicable trust and servicing agreement or pooling and servicing agreement, Security Owners representing at least a majority of the outstanding principal amount of the securities of such series, advise the related trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee will be required to notify the related Security Owners, through DTC participants, of the availability of definitive securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re- registration, the trustee or indenture trustee will issue definitive securities to the related Security Owners. Payments on the related definitive securities will be made thereafter by the related trustee directly to the holders in whose name the related definitive securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related trust and servicing agreement or pooling and servicing agreement and the indenture, if applicable. Payments will be made by check mailed to the address of such holders as they appear on the register specified in the related agreements; however, the final payment on any securities (whether definitive securities or securities registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such securities at the office or agency specified in the notice of final payment to securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the related trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Securityholders

     With respect to each series of securities, on or prior to each payment date, the servicer (to the extent applicable to such securityholder) will prepare and forward to the related trustee and, if applicable, the indenture trustee, to be included with the payment to each securityholder of record a statement setting forth for the related collection period the following information (and any other information specified in the related prospectus supplement):

(1)	the amount of the payment allocable to principal of each class of securities of such series;

(2)	the amount of the payment allocable to interest on each class of securities of such series;

(3)	the amount of the servicing fee paid to the servicer with respect to the related collection period;

(4)	the aggregate principal balance of the notes or the certificate balance of the certificates and the Pool Factor for each class of securities of such series as of the payment date after giving effect to all payments under clause (1) above on such date;

(5)	the balance of any spread account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following payment date;

(6)	with respect to any series of securities as to which a pre-funding account has been established, for payment dates during the funding period, the remaining pre-funded amount; and

(7)	with respect to any series of securities as to which a pre-funding account has been established, for the payment date that falls on or immediately after the end of the funding period, the amount, if any, of the pre-funded amount that has not been used to purchase subsequent receivables.

(8)	the aggregate net losses on the receivables for the related collection period;

(9)	the aggregate principal balance of all receivables which were delinquent 30 days or more as of the last day of the related collection period; and

(10)	the amount of advances from the servicer made on such payment date; the aggregate amount of outstanding advances on such payment date; and the amount of advances reimbursed to the servicer on such payment date based on the fact that the related receivable became a defaulted receivable during the prior collection period.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered securityholder a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Federal Income Tax Consequences.”

List of Securityholders

     Unless otherwise specified in the related prospectus supplement, each trustee and indenture trustee, within 15 days after receipt of written request of the servicer, will provide the servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of securities. In addition, three or more holders of the securities of any series or one or more holders of such securities evidencing not less than 25% of the applicable aggregate principal balance of the certificates or 25% of the applicable aggregate principal balance of the notes, as the case may be, may, by written request to the related trustee or indenture trustee, obtain access to the list of all certificateholders or noteholders, as the case may be, maintained by such trustee for the purpose of communicating with other certificateholders or noteholders with respect to their rights under the related trust and servicing agreement or pooling and servicing agreement, under the indenture, if applicable, or under such securities.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of (1) each purchase agreement pursuant to which the depositor will purchase receivables from BVAC and (2) each trust and servicing agreement or pooling and servicing agreement pursuant to which a trust will be created and will purchase receivables from the depositor and the servicer will agree to service such receivables and pursuant to which securities may be issued (collectively, the “Transfer and Servicing Agreements”). If the trust also issues a series of notes, the notes will be issued pursuant to an indenture. See “The Indenture” in this prospectus. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary of the Transfer and Servicing Agreements is not complete. For a more detailed description of the agreements, you should read the Transfer and Servicing Agreements and the related prospectus supplement.

Sale and Assignment of Receivables

     On the related closing date:

(1)	BVAC will sell and assign to the depositor pursuant to the related purchase agreement, without recourse, its entire right in the related receivables, including its security interests in the related financed vehicles;

(2)	the depositor will sell and assign to the related trust pursuant to the applicable Transfer and Servicing Agreements, without recourse, (a) its entire right in such receivables, including the security interests in the financed vehicles, and (b) if so provided in the related prospectus supplement, the applicable pre-funded amount; and

(3)	in the case of a series of notes issued by a trust, the trust will pledge its entire right in such receivables and the other property of the trust as collateral for repayment of the notes.

     Each receivable will be identified in a schedule appearing as an exhibit to the related Transfer and Servicing Agreement. Concurrently with the sale and assignment of the receivables and, if applicable, the pre-funded amount to the related trust, the trustee or indenture trustee will execute, authenticate and deliver the related series of securities to the depositor, or the trust, as applicable, in exchange for such receivables and such pre-funded amount, if any. The related prospectus supplement will specify whether the property of a trust will include the pre-funded amount and, if so, the terms, conditions and manner under which subsequent receivables will be sold and assigned by the depositor to the related trust and, if applicable, the related indenture trustee.

     In each purchase agreement, BVAC will represent and warrant to the depositor, among other things, that:

(1)	the information provided with respect to the related receivables is correct in all material respects;

(2)	the obligor on each such receivable has obtained or agreed to obtain and maintain physical damage insurance covering the financed vehicle in accordance with BVAC’s normal requirements;

(3)	at the closing date, with respect to receivables conveyed to a trust on the closing date, and on the applicable subsequent transfer date with respect to any subsequent receivables, the receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the depositor, and no offsets, defenses or counterclaims against the depositor or BVAC have been asserted or threatened with respect to the related receivables;

(4)	at the closing date or subsequent transfer date, as applicable, each of the related receivables secured by a financed vehicle registered in the State of California is secured by a first priority perfected security interest in the related financed vehicle in favor of the trustee on behalf of the trust as secured party or all necessary action has been taken by BVAC, or one of the other Named Lienholders to secure such a first priority perfected security interest; and

(5)	each of the related receivables, at the time it was originated, complied and, at the closing date or subsequent transfer date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     As of the last day of any collection period following the discovery by or notice to BVAC of a breach of any such representation or warranty that materially and adversely affects the interests of the depositor or its assignee in a receivable (or as of the last day of the preceding collection period, if BVAC so elects), BVAC, unless it has cured such breach, will repurchase the receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus, accrued interest on such amount at the contract rate of such receivable to the date of purchase, and such receivable will be considered a purchased receivable as of the purchase date. In each trust and servicing agreement or pooling and servicing agreement, the depositor will assign certain rights under the related purchase agreement to the related trust, and in each indenture, the trust will assign such rights under the related purchase agreement to the related indenture trustee. Such rights include the right to cause BVAC to repurchase receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of BVAC pursuant to each Transfer and Servicing Agreement or indenture will constitute the sole remedy available to the related securityholders or applicable trustee for any uncured breach of a representation or warranty.

Sale and Assignment of Subsequent Receivables

     If the related prospectus supplement provides that the property of a trust will include a pre-funding account, BVAC will be obligated to sell and assign to the depositor pursuant to the related purchase agreement, and the depositor will be obligated to sell and assign to the related trust pursuant to the related trust and servicing agreement or pooling and servicing agreement, subsequent receivables from time to time during the funding period in an aggregate outstanding principal amount approximately equal to the pre-funded amount. If the trust issues a series of notes, the trust will pledge its right in such subsequent receivables to the indenture trustee as collateral for payment of the notes. The related trust will be obligated pursuant to the related trust and servicing agreement or pooling and servicing agreement to purchase all such subsequent receivables from the depositor, and, as applicable, the related indenture trustee will be obligated pursuant to the related indenture to accept the pledge of such subsequent receivables from the trust, subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others:

(1)	each such subsequent receivable shall satisfy the eligibility criteria specified in the related trust and servicing agreement or pooling and servicing agreement and shall not have been selected from among the eligible receivables in a manner that BVAC or the depositor deems adverse to the interests of the related securityholders;

(2)	as of the applicable cutoff date for such subsequent receivables, all of the receivables in the related trust, including the subsequent receivables to be conveyed to the trust as of such date, must satisfy the parameters described under “The Receivables Pools” in this prospectus and “The Automobile Receivables Pool” in the related prospectus supplement;

(3)	any required deposit to any spread account or other similar account must have been made; and

(4)	BVAC must execute and deliver to the depositor, the depositor must execute and deliver to such trust, and, if applicable, the trust must execute and deliver to the indenture trustee, a written assignment conveying such subsequent receivables to the depositor, the related trust and the indenture trustee, respectively.

     In addition, the conveyance of subsequent receivables to a trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

(1)	the depositor must deliver certain opinions of counsel to the related owner trustee and, if applicable, the indenture trustee with respect to the validity of the conveyance of such subsequent receivables to the trust and, if applicable, the indenture trustee;

(2)	the applicable trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the receivables in the related receivables pool, including all such subsequent receivables, satisfied the parameters described under “The Receivables Pools” in this prospectus and “The Automobile Receivables Pool” in the related prospectus supplement; and

(3)	each of the rating agencies must have notified the depositor in writing that, following the conveyance of the subsequent receivables to the trust and, if applicable, the pledge of the subsequent receivables to the indenture trustee, each class of securities of the related series will have the same rating assigned to it by such rating agency that it had on the related closing date.

     If any such conditions precedent or conditions subsequent are not met with respect to any subsequent receivables within the time period specified in the related prospectus supplement, BVAC will be required under the related Transfer and Servicing Agreement to repurchase such subsequent receivables from the related trust, at a purchase price equal to the related purchase amounts therefor.

Accounts

     Collection or Certificate Account. With respect to each trust, the depositor will establish and the servicer will maintain one or more accounts with and in the name of the related trust on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (as described in this prospectus) and from which all payments or distributions with respect to the related securities will be made. The amounts on deposit in this account will be invested by the applicable trustee in eligible investments.

     Payahead Account. If so provided in the related prospectus supplement, the servicer will establish a payahead account in the name of the related trust and for the benefit of obligors on the receivables, into which, to the extent required by the trust and servicing agreement or pooling and servicing agreement, payaheads on precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection or certificate account, they will not constitute collected interest or collected principal and will not be available for distribution to securityholders. The payahead account will initially be maintained with the applicable trustee. Interest earned on the balance in the payahead account will be remitted to the servicer monthly. Collections on a precomputed receivable made during a collection period shall be applied first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If any collections remaining after the scheduled payment is made are insufficient to prepay the precomputed receivable in full, then generally such remaining collections shall be transferred to and kept in the payahead account until such later collection period as the collections may be retransferred to the collection or certificate account and applied either to a later scheduled payment or to prepay such receivable in full.

     Pre-Funding Account. If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account in the name of the related owner trustee (or, in the case of a series of securities which includes notes, the indenture trustee) on behalf of the related securityholders, into which the depositor or the trust, as applicable, will deposit the pre-funded amount on the related closing date. In no event will the pre-funded amount exceed 25% of the original aggregate principal balance of the receivables pool for the related series of securities. The pre-funded amount will be used by the related trustee to purchase subsequent receivables from the depositor from time to time during the funding period. The amounts on deposit in the pre-funding account during the funding period will be invested by the applicable trustee in eligible investments. Any investment income, net of any related investment expenses, received on the eligible investments during a collection period will be included in the interest distribution amount on the following payment date. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a trust, including any spread account, payment account or yield supplement account, will be described in the related prospectus supplement.

     For each series of securities, funds in the collection or certificate account, pre-funding account and any other trust accounts identified as such in the related prospectus supplement will be invested in eligible investments as provided in the related Transfer and Servicing Agreement or, if applicable, the indenture, and any related investment income will be distributed as described in this prospectus and in the related prospectus supplement. Eligible investments generally will be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities. Except as may be otherwise indicated in the applicable prospectus supplement, eligible investments will include:

(1)	direct obligations of, and obligations guaranteed by, the United States of America, Fannie Mae, or any instrumentality of the United States of America;

(2)	demand and time deposits in or similar obligations of any depository institution or trust company (including the trustees or any agent of the trustees, acting in their respective commercial capacities) having an approved rating of at least P-1 by Moody’s Investors Service, Inc. or A-1+ by Standard & Poor’s Rating Services (an “Approved Rating”) or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

(3)	repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal);

(4)	short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

(5)	commercial paper having an Approved Rating at the time of such investment;

(6)	a guaranteed investment contract issued by any insurance company or other corporation acceptable to the rating agencies;

(7)	interests in any money market fund having a rating of Aaa by Moody’s Investors Service, Inc. or AAAm by Standard & Poor’s Ratings Services; and

(8)	any other investment approved in advance in writing by the rating agencies.

     Except as described in this prospectus or in the related prospectus supplement, eligible investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, will generally permit the investment of funds in any spread account or similar type of credit enhancement account to be invested in eligible investments without the limitation that such eligible investments mature not later than the business day prior to the next succeeding payment date if (1) the servicer obtains a liquidity facility or similar arrangement with respect to such spread account or other account and (2) each rating agency that initially rated the related securities confirms in writing that the ratings of such securities will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

     The accounts established on behalf of the trusts will be maintained as eligible deposit accounts. Eligible deposit account means either:

(1)	a segregated account with an eligible institution, or

(2)	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

Eligible institution means, with respect to a trust,

(1)	the corporate trust department of the applicable trustee, or

(2)	a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank)

(1)	that has either (i) a long-term unsecured debt rating of at least Baa3 from Moody’s Investor’s Service, Inc. or at least BBB- from Standard & Poor’s Ratings Services or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies, and

(2)	whose deposits are insured by the FDIC.

Servicing Procedures

     The servicer will make reasonable efforts to collect all payments due with respect to the receivables and, consistent with the related trust and servicing agreement or pooling and servicing agreement, will follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any receivables with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing such receivables at a public or private sale, or take any other action permitted by applicable law.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. If, however, the extension of a payment schedule causes a receivable to remain outstanding on the latest final scheduled payment date of any class of securities with respect to a series of securities specified in the related prospectus supplement, the servicer will purchase such receivable as of the last day of the collection period preceding such final scheduled payment date. The servicer’s purchase obligation will constitute the sole remedy available to the related securityholders or applicable trustee for any such modification of a receivable.

Collections

     With respect to each trust, the servicer will deposit all payments (from whatever source) on and all proceeds of the related receivables collected during a collection period into the related collection or certificate account not later than two business days after receipt thereof. However, at any time that and for so long as (1) BVAC is the servicer, (2) no servicer default under the trust and servicing agreement or pooling and servicing agreement shall have occurred and be continuing with respect to the servicer and (3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection or certificate account until on or before the applicable payment date. Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amounts with respect to receivables purchased by the servicer.

     Unless otherwise provided in the applicable prospectus supplement, payaheads on precomputed receivables will be transferred from the collection or certificate account and deposited into the payahead account for subsequent transfer to the collection or certificate account, as described above under “— Accounts.”

Advances

     Unless otherwise provided in the related prospectus supplement, if a receivable is delinquent more than 30 days at the end of a collection period, the servicer will make an advance in the amount of 30 days of interest due on such receivable, but only to the extent that the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable or from withdrawals from any spread account or other form of credit enhancement. The servicer will deposit advances in the collection or certificate account on or prior to the date specified therefor in the related prospectus supplement. If the servicer determines that reimbursement of an advance from subsequent payments on or with respect to the related receivable is unlikely, the servicer may recover such advance from insurance proceeds, collections made on other receivables or from any other source specified in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

     Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee with respect to each trust, at a rate equal to 75 basis points (0.75%) per annum, payable monthly at one-twelfth the annual rate, of the related aggregate principal balance of the receivables pool as of the beginning of the related collection period. Unless otherwise provided in the related prospectus supplement, the servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from each trust for certain liabilities.

     The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The servicing fee will also compensate the servicer for administering the related receivables pool, including accounting for collections and furnishing monthly and annual statements to the related trustee with respect to distributions, and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables pool.

Payments and Distributions

     With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest (or, where applicable, of interest only or principal only) on each class of securities entitled thereto will be made by the related trustee to the related securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of securities will be set forth in the related prospectus supplement.

     With respect to each trust, collections on or with respect to the related receivables will be deposited into the related collection or certificate account for distribution to the related securityholders on each payment date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a spread account, yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, payments in respect of principal of a class of securities of a series will be subordinate to payments in respect of interest on such class, and payments in respect of one or more classes of securities of a series may be subordinate to payments in respect of other classes of securities. Payments of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a collection period or, to the extent provided in the related prospectus supplement, may be made on an accelerated basis subject to the availability of excess cash flow from the receivables.

Credit Enhancement

     The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, spread accounts, cash collateral accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over- collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     The existence of a spread account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, securityholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of securityholders of other series.

     Spread Account. If so provided in the related prospectus supplement, pursuant to the related trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, the depositor or the trust, as applicable, will cause the applicable trustee to establish a spread account for a series or class or classes of securities, which will be maintained with such trustee. To the extent provided in the related prospectus supplement, a spread account may be funded by an initial deposit by the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related series has a funding period, may also be funded on each subsequent transfer date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased or reinstated on each payment date, to the extent described in the related prospectus supplement, by the deposit thereto of the amount of collections on the related receivables remaining on such payment date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such spread account, either to holders of the certificates covered thereby or to the depositor or to any other entity.

Evidence of Compliance

     Each trust and servicing agreement or pooling and servicing agreement will provide that a firm of independent public accountants will furnish annually to the related trustee a statement as to compliance by the servicer during the preceding twelve months with certain standards relating to the servicing of the receivables.

     Each trust and servicing agreement or pooling and servicing agreement will also provide for delivery to the related trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under such agreements throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed or will agree to give each trustee notice of the occurrence of certain servicer defaults under the related trust and servicing agreement or pooling and servicing agreement.

     Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee at the Corporate Trust Office for such trustee specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

     Each trust and servicing agreement or pooling and servicing agreement will provide that BVAC may not resign from its obligations and duties as servicer thereunder, except upon determination that BVAC’s performance of such duties is no longer permissible under applicable law. Under certain circumstances, BVAC may transfer its obligations and duties as servicer to a qualified affiliate. No such assignment or resignation will become effective until the related trustee or a successor servicer has assumed BVAC’s servicing obligations and duties under the related trust and servicing agreement or pooling and servicing agreement.

     Each trust and servicing agreement or pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action pursuant to the related trust and servicing agreement or pooling and servicing agreement or for errors in judgment, except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each trust and servicing agreement or pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such agreements and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each trust and servicing agreement or pooling and servicing agreement, any entity into which BVAC may be merged or consolidated, or any entity resulting from any merger or consolidation to which BVAC is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of BVAC, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under such agreements.

Servicer Defaults

     Unless otherwise provided in the related prospectus supplement, servicer defaults under each trust and servicing agreement or pooling and servicing agreement will consist of:

(1)	any failure by the servicer or BVAC to deliver to the related owner trustee or, if applicable, the indenture trustee for payment to the related securityholders any required payment, which failure continues unremedied for two business days after written notice to the servicer of such failure from the applicable trustee or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable);

(2)	any failure by the servicer, BVAC or the depositor duly to observe or perform in any material respect any covenant or agreement in the related trust and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of such failure is given to the servicer, BVAC or the depositor, as the case may be, by the related owner trustee, or, if applicable, the indenture trustee, or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable); and

(3)	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

     Unless otherwise provided in the related prospectus supplement, as long as a servicer default under the related trust and servicing agreement or pooling and servicing agreement remains unremedied, the related owner trustee or, if applicable, indenture trustee, upon direction to do so by holders of securities of the related series evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable) may terminate all the rights and obligations of the servicer under such agreements, whereupon a successor servicer appointed by the related trustee or such trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the related trustee or the related securityholders from effecting a transfer of servicing. If the related trustee is unwilling or unable to act as successor to the servicer, such trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the related trust and servicing agreement or pooling and servicing agreement.

Waiver of Past Defaults

     Unless otherwise provided in the related prospectus supplement, holders of securities evidencing not less than a majority of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) may, on behalf of all such securityholders, waive any default by the servicer in the performance of its obligations under the related trust and servicing agreement or pooling and servicing agreement and its consequences, except a default in making any required deposits to or payments from any account in accordance with the trust and servicing agreement. No such waiver will impair the securityholders’ rights with respect to subsequent servicer defaults.

Amendment

     Unless otherwise specified in the related prospectus supplement, each trust and servicing agreement or pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trust and the related owner trustee or, if applicable, indenture trustee, without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such agreements that are not inconsistent with the provisions of the agreements; provided that such action shall not, in the opinion of counsel satisfactory to the related trustee, materially and adversely affect the interests of any related securityholder. Each trust and servicing agreement or pooling and servicing agreement may also be amended by the depositor, the servicer and the related trustee with the consent of the holders of the related securities evidencing not less than 51% of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related receivables or distributions that are required to be made for the benefit of such securityholders or (2) reduce the aforesaid percentage of the aggregate principal balance of such series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding securities of such series. No amendment of the trust and servicing agreement will be permitted unless an opinion of counsel is delivered to the trustee to the effect that such amendment will not adversely affect the tax status of the trust.

Termination

     Unless otherwise specified in the related prospectus supplement, the obligations of the servicer, the depositor, the trust and the related owner trustee or indenture trustee pursuant to the applicable trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, will terminate upon the earliest to occur of (1) the maturity or other liquidation of the last receivable in the related receivables pool and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to the related securityholders of all amounts required to be paid to them pursuant to the applicable trust and servicing agreement or pooling and servicing agreement and, in the case of a series of notes issued by a trust, the indenture, and (3) the occurrence of certain insolvency events, to the extent set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each trust or to cause such trust to sell all remaining receivables in the related receivables pool as of the end of any collection period, if the aggregate principal balance of the receivables pool as of the end of the related collection period would be less than or equal to the level set forth in the related prospectus supplement. The purchase price will be equal to the fair market value of such receivables, but not less than the sum of (1) the outstanding aggregate principal balance of the receivables pool and (2) accrued and unpaid interest on such amount computed at a rate equal to the weighted average contract rate of the receivables, minus any amount representing payments received on the receivables and not yet applied to reduce the principal balance thereof or interest related thereto or the weighted average interest rate applicable to any outstanding securities as specified in the related prospectus supplement.

THE INDENTURE

     The following summary describes certain terms of each indenture pursuant to which a trust will issue a series of notes, if any. The summary assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the insurer will control the exercise of the rights and remedies of the noteholders unless the insurer is in default under the policy. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary is not complete. For a more detailed description of the indenture, you should read the indenture and the related prospectus supplement.

Default under the Indenture

     With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an indenture default under the related indenture will occur if:

•	the trust fails to pay any interest or principal on any note after such amounts are due and payable for five or more days after notice thereof is given to the trust by the indenture trustee, or if applicable, the insurer, or after notice is given to such trust and the indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

•	the trust defaults in the observance or performance of any covenant or agreement that it made in the related indenture and the default continues for a period of 90 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

•	the trust makes any representation or warranty in the related indenture (or in any certificate delivered in connection with such indenture) that was incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes (voting as a single class); or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust (a “Trust Bankruptcy Event”) occur.

     Either the insurer or the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable.

     If an indenture default occurs and the insurer is not in default under the policy, the insurer will have the right to control the remedy. The insurer may, at its discretion, require the indenture trustee to liquidate the property of the trust, in whole or in part, on any date following the acceleration of the notes due to such indenture default. Such liquidation will cause a full or partial redemption of the notes. However, the insurer may not cause the indenture trustee to liquidate the property of the trust if the liquidation proceeds would not be enough to pay all outstanding principal and accrued interest on the notes, unless the indenture default arose from a Trust Bankruptcy Event.

     If an indenture default occurs and the insurer is in default under the policy, the holders of at least two-thirds (2/3) of the aggregate principal balance of the notes then outstanding (voting as a single class) will have the right to control the remedies available under the indenture with respect to such default, including the right to direct the indenture trustee to liquidate the property of the trust. However, the noteholders may not direct the indenture trustee to liquidate the property of the trust unless the indenture default arose from a Trust Bankruptcy Event.

     Following an indenture default and acceleration of the notes, the indenture trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments on the notes, unless the party controlling the remedies liquidates the property of the trust. If the insurer or the noteholders elect to liquidate the trust property upon the occurrence of a Trust Bankruptcy Event, as described above, the policy should be available to cover losses to noteholders resulting from the liquidation of the trust assets. Upon such a payment following a liquidation of all of the trust’s assets, the policy will be terminated, and the insurer will have no further obligation to make any additional payment under the policy.

     If the noteholders control the remedy upon an indenture default and wish to sell the trust’s assets upon a Trust Bankruptcy Event, the noteholders may determine to sell the receivables whether or not the proceeds of such sale will be sufficient to pay any portion of the principal and interest payable with respect to any subordinated class of notes. Upon such a sale of the receivables by the indenture trustee, if the insurer remains in default and the proceeds from such sale and any amounts on deposit in the spread account and the collection or certificate account are not sufficient to pay all the notes in full, then the subordinated class of notes will bear losses as described in the prospectus supplement.

Certain Covenants

     Unless otherwise specified in a prospectus supplement with respect to a series of securities that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	such entity expressly assumes the trust’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every obligation of the trust under the indenture;

•	no indenture default shall have occurred and be continuing immediately after such merger or consolidation;

•	the indenture trustee has been advised that the rating of the securities of such series then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation; and

•	the indenture trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any of its noteholders.

     Each trust that issues notes will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such trust, sell, transfer, exchange or otherwise dispose of any of the assets of such trust;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon such trust;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby;

•	dissolve or liquidate in whole or in part until the notes are repaid or will be repaid as a result thereof; or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise impair the assets of such trust or the proceeds thereof.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

     With respect to each trust that issues notes, unless otherwise provided in the related prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of notes of the related series evidencing not less than 51% of the outstanding principal balance of such notes, acting as a single class and with the consent of the servicer (which consent may not be unreasonably withheld) execute a supplemental indenture to add to or change in any manner the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

     Unless otherwise specified in the related prospectus supplement with respect to a series of securities which includes notes, the indenture may not be amended to:

•	change the due date of any installment of principal of or interest on any outstanding note or reduce the principal amount, the interest rate on or the redemption price with respect thereto or change the method, place, or currency of payment;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of such series which is required for any such indenture supplement or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or defaults thereunder;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the applicable trust, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of such series which is required to direct the indenture trustee to sell or liquidate the receivables; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture trustee with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture trustee.

     Unless otherwise provided in the applicable prospectus supplement with respect to a series that includes notes, the related trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the servicer (which consent may not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

     Installment sale contracts, such as those included in the receivables, evidence the credit sale of automobiles, light-duty trucks, recreational vehicles, sport utility vehicles, motorcycles and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where BVAC currently acquires or originates receivables, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. With respect to the receivables, the lien is or will be perfected in the name of one of the Named Lienholders. A majority of the receivables are currently originated in California and Texas. The terms of each receivable prohibit the sale or transfer of the financed vehicle without the lienholder’s consent.

     Pursuant to each purchase agreement, BVAC will assign its security interests in the financed vehicles to the depositor along with the receivables. Pursuant to each trust and servicing agreement or pooling and servicing agreement, the depositor will sell its security interests in the financed vehicles to the related trustee along with the receivables. In the case of a series of notes issued by a trust, pursuant to each indenture, the trust will grant the indenture trustee a security interest in its assets, including the receivables and its security interest in the financed vehicles. Because of the administrative burden and expense, neither the depositor nor the applicable trustee will amend any certificate of title to identify itself as the secured party.

     In most states, including California, an assignment in the form of a sale or pledge such as that under the Transfer and Servicing Agreements or the indenture should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment; an official comment to the UCC provides that this rule also applies to a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the commentary does not have the force of law, such comments are typically given substantial weight by the courts. In addition, recent amendments to the UCC provide that where a creditor perfects a security interest in a payment obligation, such as a receivable, a creditor automatically perfects a security interest in any property, such as the financed vehicles, that secures such payment obligation.

     Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment and UCC amendment noted above, if these procedures for noting an assignee’s name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

     By not identifying the trust or the indenture trustee as the secured party on the certificate of title, the security interest of the trust or the indenture trustee in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named Lienholders, or administrative error by state or local agencies, the notation of BVAC’s lien on the certificates should be sufficient to protect the trust or the indenture trustee against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure would, however, constitute a breach of warranties under the related Transfer and Servicing Agreements and would create an obligation of BVAC to repurchase the related receivable, unless such breach were cured in a timely manner. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables.”

     Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California and Texas, require surrender of a certificate of title to re-register a vehicle. Since BVAC (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the servicer will retain possession of the certificates of title issued by most states in which receivables were or will be originated, the servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of BVAC’s (or one of the other Named Lienholders’) lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each trust and servicing agreement or pooling and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a financed vehicle. In some states, a perfected security interest in a financed vehicle may take priority over liens for repairs. The Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the vehicle.

     BVAC will represent and warrant in each Transfer and Servicing Agreement that, as of the date of issuance of the securities, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustee, the indenture trustee or the securityholders in the event such a lien arises.

Repossession

     In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which receivables have been or will be originated, as long as the repossession can be accomplished without a breach of the peace.

     In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights; Disposition of Collateral

     In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Some jurisdictions provide for a similar right following repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on the notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts. The obligor also generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest, plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys’ fees and expenses.

     In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Prior to a sale, the UCC further permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or, if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and Servicer involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state “lemon” laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

     The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting any assignee of a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, the trustee or the indenture trustee, as holder of the receivables, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

     Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles requires that all vehicle dealers prepare, complete and display a “Buyer’s Guide” which explains the warranty coverage for such vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all used vehicle dealers furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a dealer is not properly licensed or if either a Buyer’s Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the dealer. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of BVAC’s representations and warranties under each Transfer and Servicing Agreement and would create an obligation of BVAC to repurchase the receivable unless such breach were cured in a timely manner. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables.”

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the United States Constitution. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     BVAC will represent and warrant in each purchase agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust’s or the indenture trustee’s interest in a receivable, such violation would constitute a breach of BVAC’s representations and warranties under the purchase agreement and would create an obligation of BVAC to repurchase such receivable unless the breach were cured. See “Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables.”

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, an obligor who enters the military service after the origination of the obligor’s contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s contract and is later called to active duty, may not, under most circumstances, be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that this could have an effect on the ability of that servicer to collect the full amount of interest owing on certain of the contracts. In addition, the Relief Acts impose limitations that would impair the ability of the servicer to repossess the financed vehicle under an affected contract during the obligor’s period of active duty status. Thus, in the event that an affected contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the related financed vehicle in a timely fashion.

     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders.

Bankruptcy Matters

     BVAC will represent and warrant to the depositor in each purchase agreement, and the depositor will warrant to the related trust in each trust and servicing agreement or pooling and servicing agreement, that the sales of the receivables by BVAC to the depositor and by the depositor to the trust are valid sales of the receivables to the depositor and the trust, respectively. Notwithstanding the foregoing, if BVAC or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of receivables to the depositor or the trust should instead be treated as a pledge of such receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of receivables to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of the related receivables to such trust may have priority over such trust’s interest in such receivables. If the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC’s or the depositor’s bankruptcy estate and would not be available to the bankrupt entity’s creditors.

     The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that under the UCC, accounts sold by a debtor would remain property of the debtor’s bankruptcy estate, whether or not the sale of the accounts was perfected. Although the receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of BVAC or the depositor, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the receivables could be included in the bankruptcy estate of BVAC or the depositor, as applicable, and delays in payments of collections on or in respect of the receivables could occur. BVAC will warrant to the depositor in each purchase agreement, and the depositor will warrant to the trust in each trust and servicing agreement or pooling and servicing agreement, that the sale of the related receivables to the depositor or the related trust is a sale of such receivables to the depositor and to the trust, respectively.

FEDERAL INCOME TAX CONSEQUENCES

     The following general summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities to the extent it relates to matters of law or legal conclusions represents the opinion of Silver, Freedman & Taff, L.L.P., counsel to the depositor, subject to the assumptions or qualifications set forth in this prospectus. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below. Such opinions, however, are not binding on the Internal Revenue Service (the “IRS”) or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust, the notes and the certificates and the related terms, parties and documents applicable to such trust.

     The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership under the Code and applicable Treasury regulations or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership or as a grantor trust.

FASITs

     Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a “financial asset securitization investment trust” (“FASIT”). These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect such treatment. The applicable trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, may be amended in accordance with the provisions thereof to provide that the depositor and trustee will cause a FASIT election to be made for the trust if the depositor delivers to the trustee or the indenture trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes, (1) the deemed issuance of FASIT regular interests (occurring in connection with such election) will not adversely affect the federal income tax treatment of the securities, (2) following such election such trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the trust.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

     A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series. In the opinion of Silver, Freedman & Taff, L.L.P., under current law, the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation, and the assumption that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the related receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make distributions on the securities, and beneficial owners of securities (the “Security Owners”) could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

     Treatment of the notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Silver, Freedman & Taff, L.L.P. will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed below in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code. Although unclear for federal income tax purposes, it is anticipated that the interest only notes will likely be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest, if any). Any “negative” amounts of OID on the interest only notes will not be deductible currently, but may be offset against future positive accruals of OID, if any. Holders of the interest only notes may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such note, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules in the Treasury regulations relating to OID may be promulgated with respect to the interest only notes. Investors should consult their own tax advisors concerning the tax treatment of the notes, including the application of the noncontingent bond method.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such short-term note may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short- term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Non-U.S. Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person (as defined below under “Trusts Treated as Grantor Trusts — Tax Consequences to Non-U.S. Certificateholders”) generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non- U.S. Person and the Non-U.S. Person (1) is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person’s name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Non-U.S. Person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

     Final regulations dealing with withholding tax on income paid to Non-U.S. Persons and related matters are effective for payments made after December 31, 2000. The new withholding regulations require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

     Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 30% (reducing to 29% in 2004 and 28% in 2006) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Silver, Freedman & Taff, L.L.P., the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income”, income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. tax return filing and withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Partnership. The depositor and the servicer will agree, and the related certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the trust) and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the related receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Transfer and Servicing Agreement and related documents). The Transfer and Servicing Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

(1)	the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the related pass- through rate for such month and interest, if any, on amounts previously due on the certificates but not yet distributed;

(2)	any trust income attributable to discount on the related receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3)	any other amounts of income payable to the certificateholders for such month; and

(4)	in the case of an individual, estate or trust, such certificateholder’s share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

     Such allocation of interest will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the trust will be allocated to the owner of the retained interest of the trust. In the event the trust issues certificates which are Strip Securities, the amount allocated to such certificateholders will equal the excess of (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for such month over (2) the portion of the amount distributed with respect to the Strip Securities for such month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the trust equal to the aggregate remaining capital account balances of the certificateholders will be allocated to such Strip Securities in proportion to the respective capital account balances immediately before the final redemption.

     The portion of expenses of the trust (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to such taxpayers. Such deductions might be disallowed to such taxpayers in whole or in part and might result in such taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to such taxpayers over the life of the trust. Any net loss of the trust will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the Transfer and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

     As noted above under “Possible Alternate Treatment of the Notes,” a holder of a partnership interest in the trust, such as the certificates, which is a tax-exempt entity would be subject to tax on the trust’s income. The trust’s income would be treated as “unrelated business taxable income,” because such income would be “unrelated debt-financed income.”

     The trust intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest receivables and precomputed receivables on an aggregate basis rather than a receivable-by-receivable basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the related receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by- receivable basis.)

     If the trust acquires the related receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such receivables or to offset any such premium against interest income on such receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12- month period. Under applicable Treasury regulations, such a 50% or greater transfer would cause a deemed contribution of the assets of the trust to a new partnership in exchange for interests in the trust. Such interests in a new partnership would be deemed distributed to the partners of the trust in liquidation thereof, which would not constitute a sale or exchange. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. With respect to noncorporate certificateholders, such capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for (1) 12 months or less, or (2) more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short- term capital gains, which are taxed at ordinary income tax rates.) A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the related receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the trust, will be authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person (as defined under “Trusts Treated as Grantor Trusts— Non-U.S. Persons”), a tax- exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The retained interest holder will be designated as the tax matters partner for each trust in the related Transfer and Servicing Agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Non-U.S. Certificateholders. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non- U.S. Persons solely as a result of owning or trading certificates. As a result, the trust is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates (35% for Non- U.S. Persons that are taxable as corporations and 39.6% for all other Non-U.S. Persons), unless such Non-U.S. Person hold certificates in connection with the conduct of a U.S. trade or business.

     Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U. S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying receivables owned by the trust are not in “registered form” as that term is defined in applicable Treasury regulations. As a result, such Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying receivables (whether or not such amount is distributed) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non- U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax, currently 30%, if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of Grantor Trusts

     If specified in the related prospectus supplement, Silver, Freedman & Taff, L.L.P. will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

     Characterization. Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “coupon stripping” rules of the Code discussed below.

     Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Code, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the “stated redemption price at maturity” (generally, principal and any interest which is not “qualified stated interest”) of a debt instrument over its issue price. See “— Original Issue Discount” below. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass- through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee’s tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is “excess servicing” and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that grantor trust certificates will be issued with greater than de minimis OID.

     Original Issue Discount. The rules of the Code relating to OID (currently Sections 1271 through 1273 and 1275) will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, and such person must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Code Section 1272(a)(6). Pursuant to Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in such prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the grantor trust certificates and (2) any payments (other than qualified stated interest) received during such accrual period, and subtracting from the total the “adjusted issue price” of the stripped bond at the beginning of such accrual period. No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than qualified stated interest) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders as if they were original holders.

     With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable or stripped bond allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute such premium on a receivable by receivable basis.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the grantor trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Election to Treat All Interest as OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. See “— Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under “— Market Discount”) and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the grantor trust certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.)

     Grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as “portfolio interest” for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (1) the Non-U.S. Person is not a “10% shareholder” (within the definition of Section 871(h)(3)) of any obligor on the receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the receivables and (2) such certificateholder fulfills certain certification requirements. Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a “U.S. Person” and must provide its name and address. For this purpose “U.S. Person” means (i) a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons). A “Non-U.S. Person” is a person who is not a U.S. Person as defined above. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

* * *

     The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

     ERISA and the tax code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans — each a “benefit plan” — from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the tax code with respect to the benefit plan. ERISA also imposes duties on persons who are fiduciaries of benefit plans subject to ERISA and prohibits certain transactions between a benefit plan and parties in interest with respect to the benefit plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a benefit plan is considered to be a fiduciary of the benefit plan, subject to certain exceptions not here relevant. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the tax code for such persons.

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the tax code with respect to a benefit plan that purchased notes or certificates if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the tax code if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

     Benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any benefit plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemptions

     The Department of Labor has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by benefit plans of securities, including certificates issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1)	the acquisition of the securities by a benefit plan is on terms (including the price for the securities) that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2)	the rights and interests evidenced by the securities acquired by the benefit plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the entity holds only certain types of assets, including motor vehicle receivables (a “Designated Transaction”);

(3)	the securities acquired by a benefit plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Duff & Phelps Credit Rating Co. (“Duff & Phelps”), or Fitch, Inc. (“Fitch”) (each, a “Rating Agency”);

(4)	the trustee must not be an “affiliate” (as that term is defined in the Underwriter Exemption) of any other member of the Restricted Group, as defined below, other than an underwriter;

(5)	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than “reasonable compensation” (as that term is defined in the Underwriter Exemption) for underwriting the securities, the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the related trust represents not more than the fair market value of such receivables; the sum of all payments made to and retained by the servicer and any other servicer represents not more than “reasonable compensation” for such person“s services under the related Transfer and Servicing Agreement and Indenture, if applicable, and reimbursements of such person“s reasonable expenses in connection therewith;

(6)	the benefit plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

(7)	for certain types of issuers, the documents establishing the trust and governing the transaction must contain certain provisions needed to protect the assets of the issuer from creditors of the depositor.

     The issuer must also meet the following requirements:

(i)	the corpus of the issuer must consist solely of assets of a type that have been included in other investment pools;

(ii)	securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody’s, Duff & Phelps, or Fitch for at least one year prior to the benefit plan’s acquisition of securities; and

(iii)	securities evidencing interests in such other investment pools must have been purchased by investors other than benefit plans for at least one year prior to any benefit plan“s acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a benefit plan fiduciary causes such benefit plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which benefit plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the investment pool;

•	the benefit plan“s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any benefit plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Underwriter Exemptions generally do not apply to benefit plans sponsored by the depositor, the related underwriter, the trustee, the servicer, any insurer with respect to the receivables, any obligor with respect to receivables included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets of the trust, or any affiliate of such parties (the “Restricted Group”).

     The Underwriter Exemptions provide exemptive relief to certain motor vehicle receivable-backed securities transactions using pre-funding accounts. Secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

(1)	The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)	All obligations transferred after the closing date (the “additional obligations”) must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

(3)	The transfer of such additional obligations to the trust during the Pre-Funding Period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

(4)	The weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average annual percentage interest rate for the obligations transferred to the trust on the closing date.

(5)	In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust as of the closing date:

(i)	the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

(ii)	an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or sale and servicing or pooling and servicing agreement.

In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

(6)	The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

(7)	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments as defined in the Underwriter Exemption (“permitted investments”).

(8)	The related prospectus or prospectus supplement must describe:

(i)	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

(ii)	the duration of the Pre-Funding Period;

(iii)	the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

(iv)	that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certain or all of the securityholders as repayments of principal.

(9)	The related Transfer and Servicing Agreement and indenture, if applicable, must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The rating of a security may change. If the rating of a security declines below the lowest permitted level, the security will no longer be eligible for relief under the Underwriter Exemption, and consequently may not be purchased by or sold to a benefit plan (although a benefit plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it).

     The prospectus supplement for each series of notes or certificates will indicate the classes of notes or certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Other Exemptions

     One or more other prohibited transaction exemptions issued by the Department of Labor may be available to a benefit plan investing in the notes or certificates, depending in part upon the type of benefit plan fiduciary making the decision to acquire notes or certificates and the circumstances under which the decision is made, including but not limited to PTE 84-14, regarding investments effected by “qualified plan asset managers,” PTE 90-1, regarding investments by insurance company pooled separate accounts, PTE 91-38, regarding investments by bank collective investment funds, PTE 95-60, regarding investments by insurance company general accounts, and PTE 96-23, regarding investments effected by “in-house asset managers.” However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any benefit plan fiduciary which proposes to cause a benefit plan to purchase notes or certificates is encouraged to consult with its counsel concerning the impact of ERISA and the tax code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the tax code and the potential consequences in their specific circumstances, before investing in the notes or certificates. Moreover, each benefit plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the notes or certificates is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan’s investment portfolio.

PLAN OF DISTRIBUTION

     On the terms and conditions set forth in any underwriting agreement with respect to a given series, the depositor will agree to cause the related trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of securities of the related series set forth therein and in the related prospectus supplement. The depositor may also cause the related trust to sell a series of securities directly to investors.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the securities described therein that are offered hereby and by the related prospectus supplement if any of such securities are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby will be offered to investors and any concessions that may be offered to certain securities dealers participating in the offering of such securities or (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such securities, such public offering prices and such concessions may be changed.

     Each underwriting agreement will provide that BVAC and the depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each trust may, from time to time, invest the funds in the related accounts in eligible investments acquired from any such underwriters.

     The closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities of such series.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL MATTERS

     Certain legal matters relating to the securities of any series will be passed upon for the related trust, the depositor and the servicer by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the underwriters by such firm as shall be identified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for each trust by Silver, Freedman & Taff, L.L.P.

WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information about the securities.

     The servicer will file with the SEC all required periodic and special SEC reports and other information about any trust.

     You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to “incorporate by reference” information that the depositor files with it, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the depositor files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bay View Acceptance Corporation, 1840 Gateway Drive, San Mateo, California 94404 Attention: Joseph Catalano, Secretary (telephone: 650-573-7300).

INDEX OF PRINCIPAL TERMS

     We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

Term	Page

Approved Rating	27
Bank	1
BVAC	1
BVCC	1
BVFC	19
Code	35
Designated Transaction	52
DTC	10
Duff & Phelps	52
ERISA	5
FASIT	41
Fitch	52
FTC Rule	39
IRS	41
Moody’s	52
Named Lienholders	3
Non-U.S. Person	50
OID	42
OID Regulations	42
Pool Factor	19
Pre-Funding Period	53
Pre-Funding Limit	53
Rating Agency	52
Restricted Group	53
S&P	52
Security Owners	21
Strip Securities	19
Transfer and Servicing Agreements	24
Trust Bankruptcy Event	33
UCC	21
Underwriter Exemptions	51
U.S. Person	50

$453,210,907

Bay View 2002-LJ-1 Owner Trust

Bay View Securitization Corporation,

as seller

Bay View Acceptance Corporation,

as servicer

$65,800,000 Class A-1 Automobile Receivable Backed Notes

$129,000,000 Class A-2 Automobile Receivable Backed Notes
$171,000,000 Class A-3 Automobile Receivable Backed Notes
$87,410,907 Class A-4 Automobile Receivable Backed Notes
$339,622,444 Class I Interest Only Notes

Prospectus Supplement

UBS Warburg

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

We are not offering the notes in any state where the offer is not permitted.

Dealers will deliver this prospectus supplement and the accompanying prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver this prospectus supplement and the accompanying prospectus until December 26, 2002.